As filed with the Securities and Exchange Commission on December 7, 2022

 Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VEMANTI GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	3576	46-5317552
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7545 Irvine Center Dr., Ste 200

Irvine, CA 92618

Telephone: (949) 559-7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporate Administrative Services, Inc.

1955 Baring Blvd.

Sparks, NV 89434

Telephone: (775) 358-1412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

mcrone@cronelawgroup.com

Telephone: 646-861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
		Emerging Growth Company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 7, 2022

PRELIMINARY PROSPECTUS

VEMANTI GROUP, INC.

166,666,667 Shares of Common Stock

This prospectus relates to the offer and sale of up to an aggregate of 166,666,667 shares of our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to an equity financing agreement (the “Equity Financing Agreement”) we entered into with Jefferson Street Capital LLC (“Jefferson”), dated as of October 25, 2022. Pursuant to the Equity Financing Agreement, Jefferson agreed to purchase up to $10 million of the Company’s Common Stock over the course of twenty-four (24) months following the effectiveness of our registration statement registering such shares. The price of the Common Stock to be issued under the Equity Financing Agreement shall be 82.5% of the lowest trading price of our Common Stock for the twelve (12) consecutive trading days prior to delivery of a Put Notice (as defined in the Equity Financing Agreement) by us. We agreed to pay Network 1 Financial Securities Inc. (“Network 1”), a registered broker dealer, 8% of the purchase amount of each put in cash, and to issue them a cashless warrant equal to 8% of the put shares.

The holders of the shares of Common Stock, as described above, are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 33.

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Our Common Stock is currently traded on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB”) under the symbol “VMNT.” On December 2, 2022, the last reported sale price for our Common Stock was $0.09 per share. Each Selling Stockholder is or may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. See “Determination Of Offering Price,” and “Plan Of Distribution.”

We are registering the shares of Common Stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and, as such, are eligible for reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_____________

The date of this prospectus is                        , 2022.

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You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholders have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this disclosure to:

“We,” “us,” “our company,” “our,” “the Company” and “Vemanti” is to Vemanti Group Inc., a Nevada company and its wholly owned subsidiary, VoiceStep Telecom, LLC.

All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

 “FMC” means the ability of telecommunications companies to provide their subscribers with services that interact with and use both the fixed networks incumbent wire line and/or cable operators and the mobile/cellular networks of mobile operators.

“IP” means Internet Protocol, the set of rules governing the format of data sent via the internet or local network.

“P2P” means Peer to Peer computing or networking, a distributed application architecture that partitions tasks or workloads between peers.

“PBX” means Private Branch Exchange, a telephone system within an enterprise that switches calls between users on local lines, while enabling all users to share a certain number of external phone lines.

”PC” means personal computer.

“SM” means shared memory.

“SMS” means short message service.

“VoIP” means Voice over Internet Protocol, a technology that allows you to make voice calls using a broadband Internet connection instead of a regular (or analog) phone line.

“Websites” refer to our websites at www.vemanti.com, and www.voicestep.com.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

About Vemanti

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a financial technology (fintech) company that seeks to generate revenues in the emerging and high-growth markets of Vietnam and Southeast Asia. We believe that our core strengths are in newer technology development and that we can drive growth through socially impact-driven products. In particular, we intend to focus our future product and business development on digital banking (aka neobanking) and fintech applications using disruptive technologies aimed at making credit simpler and easier to access for small to medium enterprises (“SMEs”) in our target markets.

Our Growth Strategies

In the wake of U.S.-China trade tensions and the COVID-19 pandemic, we believe that many global supply chains began looking at China +1 policies. We believe that Vietnam has been a significant beneficiary of this change, leading to significant growth in the import and export of goods. In 2021, according to a January 2022 report issued by the Vietnam General Statistics Office, the total export and import turnover of goods reached 668.54 billion USD, representing an increase of 22.6% over the previous year. According to a 2021 report published by the OECD, SMEs play a relevant role in exports, accounting for 88% of exporting enterprises and for about half of export volume. However, according to the Vietnam Chamber of Commerce and Industry (VCCI), only 30 percent of SMEs in Vietnam have access to loans from the formal sector, with the rest having to use their own funds or depend on unregulated loans.

We believe that these trends have led to a significant need for SME financing in Vietnam, and we are aiming to address this demand with technological solutions providing access to short-term loan products. Currently, we believe that trade finance (aka invoice financing or factoring) is an industry dominated by banks that focus on large, established corporate customers. Vemanti’s goal is to create simpler access to credit through the use of technological solutions. In the next 12 months, we intend to develop and release an online platform product to connect the export-dependent SMEs in Vietnam with short-term business financing based on Accounts Receivable (AR). Our plan is to connect them to more simplified and faster financial services using digital-only technological solutions through formal collaborations with traditional banks, leveraging their existing banking infrastructure and frameworks, including but not limited to risk, compliance, and security.

PVcomBank Collaboration

On August 11, 2021, we signed a Fintech and Banking-as-a-Service (“BaaS”) business cooperation Memorandum of Understanding (“MOU”) with Vietnam Public Joint Stock Commercial Bank (“PVcomBank”) to jointly develop digital banking solutions for the underserved consumers and small businesses in Vietnam. PVcomBank is a fully licensed and regulated bank in Vietnam with core banking products and services. It has a network of 108 transaction offices in major provinces and cities in Vietnam that provide a range of products and services for its individual and corporate clients. According to the signed MOU outlining the partnership, Vemanti will gain access to the technical know-how and banking expertise of PVcomBank via PVcomBank’s banking license, core banking services, and an existing technology platform purpose-built for API-based integration.

On March 21, 2022, we entered into a master Digital Banking Platform Agreement with PVcomBank (the “Platform Agreement”) under which Vemanti agreed to partner with PVcomBank in designing, developing, and delivering a digital-only banking platform (the “Platform”) for accessing PVcomBank’s products and services to SMEs in Vietnam.  The specific products and services to be provided through the Platform, as well as the terms of the agreement, including the distribution of revenues derived from each such product or service, are to be specified in annexes to the Platform Agreement (of which none have been entered into as of the date of this prospectus).

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Pursuant to the Platform Agreement, we will collaborate with PVcomBank in business planning and development for the partnership; procure and provision necessary software licensing and intellectual property rights to support and maintain the operations of the partnership; develop and operate the Platform to support the products and services offered by PVcomBank, work with PVcomBank to develop and implement back-end integration between the Platform and PVcomBank’s banking systems; work with PVcomBank to integrate the partnership’s customer service experience into PVcomBank’s back-end systems, provide technical support with regard to the Platform; conduct market research relating to the launch and operations of the partnership; conduct marketing, promotion, and branding activities for the partnership; conduct customer acquisition and onboarding procedures; establish and maintain a customer service center for both pre- and post-sales activities; provide technical support with regard to the Platform to enable PVcomBank’s compliance with its regulatory and reporting requirements; collaborate with PVcomBank to identify, evaluate, and manage partnership risks; and keep customer data, financial records, and information related to the partnership confidential. We have also agreed to comply with certain policies and procedures, to be determined by the mutual agreement of the parties, with respect to each service offered.

All staff employed at or for the direct benefit of, or performing services in or about, the Platform will be employees of Vemanti or an affiliate, except where PVcomBank staff is required to perform certain tasks under applicable banking laws and regulations. Vemanti will be responsible for paying the salaries, taxes, benefits, and other employment expenses of the platform staff, as well as the cost of any consultants and experts retained by Vemanti to operate the Platform.

Pursuant to the Platform Agreement, PVcomBank will advise Vemanti in business and management matters in respect to the preparation and operation of the partnership; engage and cooperate with Vemanti for all advice, services, trademarks, and licenses required to support the operation of the partnership; make PVcomBank’s back-end systems and data available for the development and implementation of interfaces to the partnership’s customer service experience; execute account opening and maintenance procedures and transactions to provide the partnership’s products and services to the partnership’s customers; ensure the availability and capacity of PVcomBank’s back-end systems according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; ensure the availability of PVcomBank’s back-end systems that enable Vemanti to access the partnership’s customer data records; provide troubleshooting support according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; support Vemanti’s market research and marketing activities; use available transaction locations serving as premises for the partnership where needed; place and ensure the availability of ATMs at agreed locations to support partnership activities; collaborate with Vemanti with respect to identifying, evaluation, and managing partnership risks; keep customer data, financial records, and information related to the partnership confidential; satisfy applicable standards, requirements, and reporting obligations of PVcomBank with respect to the partnership; and comply with applicable law and regulations with respect to the partnership.

The Platform Agreement has an initial ten-year term, which may be extended by either Vemanti or PVcomBank upon 90 days’ advance written notice to the other party prior to the expiration of the then-current term.  During the term, PVcomBank will not agree to, engage with, or permit any other entity or person to utilize PVcomBank’s licensing, brand, and resources to offer the same financial products and services to a specific business sector or customer group as Vemanti or engage in any similar service as those provided by Vemanti under the agreement.  However, until the parties have mutually adopted an annex setting forth specific terms, products and services, PVcomBank will have the right to access and provide products and services to its customers without restriction.

Each of Vemanti and PVcomBank has the right to terminate the Platform Agreement upon the occurrence of certain insolvency events with respect to the other party or upon 60 days’ written notice following the occurrence of an uncured material breach of the Platform Agreement by the other party.  In the event of such termination, the defaulting party must pay a breach termination fee (to be set forth in the applicable annex for each service provided under the Platform Agreement) and indemnity the non-breaching party for all damages arising from the breach.  The Platform Agreement also contains customary indemnification provisions.

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Through the Platform Agreement and our collaboration with PVcomBank, Vemanti intends to utilize PVcomBank’s banking expertise and existing core banking system to connect SMEs in Vietnam with an innovative digital-only banking solution. As part of this new model, we plan to develop and utilize a Vemanti-branded platform to allow customers to sign up for accounts and get access to services entirely online, while still having the option of visiting a convenient PvcomBank branch location if needed. We intend for customers using our Platform to have SME-tailored banking services and financial products of PVcomBank and eventually will be able to seamlessly integrate them into their business operations using API-based third-party accounting software.

As of the date of this prospectus, we are actively working with PVcomBank to develop and launch the first product which is expected to be a short-term working capital loan program specifically designed for small to medium enterprises in Vietnam. PVcomBank will underwrite the loans while our Platform will provide the sales channel, generating leads and qualifying customers.

Our Business Objectives

Through our partnership with PVcomBank, Vemanti’s goal is to have a portfolio of products and services for our platform built around the financial needs of small businesses. We plan for our platform to be enhanced and connected to make information streams about small businesses more readily available and integrated in ways that provide more accurate insight into a small business’s financial health and future needs. This integration would allow credit to be made easily available to small business owners where the loan application is “always on”. Instead of receiving an offer in a linear fashion to apply for a loan, business owners would get a notification alerting them in real-time how much credit is already pre-approved and available for their business, should they want to use it.

Moving forward and in the future, we plan to seek out high-growth opportunities in financial technology (fintech) development with additional business partnerships in Vietnam and other markets in Southeast Asia where adoption of digital financial solutions is often accelerated due to lack of user-friendly and innovative banking services. Strategically and long-term, we are focused on providing inclusive access to financial services for the underserved consumers and businesses using technologies, including but not limited to API-based open banking, blockchain, cloud computing, machine learning, and artificial intelligence.

Competitive Landscape

A number of products and services in Vietnam are directly or indirectly in competition with us, including but not limited to the following companies:

Lendbiz

Lendbiz is targeted at small and medium-sized enterprises in Vietnam. Lendbiz focuses on business loans and aims to provide inexpensive capital to enterprises and help develop the business community in Vietnam.

Tima

Tima is an online marketplace for consumer-focused financial services that utilizes credit-scoring technology and algorithms to obtain credit scores and analyze data from social media accounts to determine creditworthiness.

HuyDong (LoanVi)

HuyDong, formerly known as LoanVi, focuses on personal loans. The company aims at bridging the gap between the unbanked/underbanked population and investors. The solution provides individuals with affordable credit from investors through a secured, risk-controlled process.

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Vaymuon

VayMuon is a subsidiary of Nextech who also operates FastGo (a ride-hailing app), Nganluong eWallet, and amabuy.com (a website that helps local Vietnamese buy goods from Amazon.com on a contractual basis). It is focusing on unsecured micro-lending.

Mofin

Mofin is powered by Mofin Asia and Netfin Vietnam with a focus on providing micro unsecured loans to individuals.

Megalend Viet Nam

Megalend is focusing on asset-backed lending.

Aspire

Aspire, a Singapore-based fintech, touts itself as an all-in-one finance operating system for growing businesses. They focus on SMEs to bring a wide range of lending and deposit services to their customers.

Validus

Validus is another Singapore-based fintech that provides invoice, inventory, and purchase order financing to small to medium sized businesses through their lending platform.

Other Products and Services

VoiceStep

Through our wholly owned subsidiary VoiceStep, we continue to provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States. VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, telephony conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit-increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada and other countries where VoIP applications are allowed. VoiceStep’s network enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

Due to lack of capital, our Fixed-Mobile Convergence (“FMC”) technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

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For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

eLoan

Until June 16, 2022, we held an 18.6% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased a 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. Subsequently, our interest in Fvndit became 18.6% due to Fvndit’s new stock issuances. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the Board of Directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

On June 16, 2022, the Company executed and consummated the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) entered into by and between the Company and Fvndit.  Pursuant to the terms of the Stock Purchase Agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit, and no longer holds the securities of any other entity other than those of our wholly owned subsidiary, VoiceStep Telecom, LLC.

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Vemanti Digital

On June 26, 2021, through our former wholly owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), we deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”). Stably Corporation (“Stably”), a blockchain and financial technology company, provided the technology infrastructure for asset tokenization for USDV, and First Digital Trust Ltd. (“FDT”) acted as the escrow agent and custodian/trustee for the USD reserve funds of USDV. No USDV tokens were released to any party outside of the Company. Due to the current lack of a clear legal framework specific to stablecoins, the Company currently does not foresee an unhindered path for USDV to become commercially available and widely adopted in any jurisdiction without regulatory and compliance risks and thus has decided to end the USDV project. As of February 22, 2022, the Company has terminated its agreements with Stably and FDT, and all USDV tokens have been burned.  On April 28, 2022, Vemanti Digital was formally dissolved.

Bitcoin

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). As of May 26, 2022, we liquidated our investment in Bitcoin and we do not currently hold, nor do we intend to acquire or hold, digital assets in the future.

M&A Activity

Another strategy our Company may employ is to acquire companies and/or form joint ventures to rapidly expand our growth. We intend to look at companies who have products or resources that may help accelerate our business plans for the digital-only banking services with PVcomBank.

Our Revenue Model

As of the date of this prospectus, we generate revenues solely through our wholly-owned subsidiary VoiceStep. We currently do not generate any revenues through our partnership with PVcomBank or from any other source.

For the twelve months ended December 31, 2021 and 2020, we recognized approximately $147,950 and $162,292, respectively, in revenues. Deducted by costs and operating expenses, we incurred a net loss of $1,625,124 and $76,876, respectively, for the twelve months ended December 31, 2021 and 2020. For the three months ended September 30, 2022 and 2021, we recognized approximately $35,099 and $37,112, respectively, in revenues. Deducted by costs and operating expenses, we incurred a net loss of $27,181 and $577,787 respectively, for the three months ended September 30, 2022 and 2021.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Common Stock to be Offered By the Selling Stockholders	Up to 166,666,667 shares of Common Stock issuable pursuant to that certain Equity Financing Agreement

Common Stock outstanding before the Offering Common Stock Outstanding after the Offering (assuming all of the shares offered in the Offering have been issued and sold)	69,351,709 shares of Common Stock 236,018,376 shares of Common Stock

Use of Proceeds OTCQB symbol	We will not receive any proceeds from the sale of the Common Stock. VMNT

Risk Factors

See “Risk Factors” beginning on page 13 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our equity securities.

The number of shares of Common Stock to be outstanding after this offering above is based on 69,351,709 shares of Common Stock outstanding as of December 5, 2022.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

The operation of our planned digital banking platform may subject us to costs and risks associated with various laws and regulations, including those relating to data privacy, security and protection. Developments in these and other laws and regulations could harm our business, financial condition or results of operations.

Under the terms of the Platform Agreement, we are responsible for providing technical support with regard to the Platform to enable PVcomBank’s compliance with its regulatory and reporting requirements, collaborating with PVcomBank to identify, evaluate, and manage partnership risks, keeping customer data, financial records, and information related to the partnership confidential, and complying with certain policies and procedures to be determined by the mutual agreement of the parties with respect to each service offered.   Any failure on our part to effectively discharge these responsibilities may detrimentally affect PVcomBank’s compliance with its extensive regulatory obligations and expose us to liability, including under the indemnification provisions in the Platform Agreement.

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Although we are not offering banking services and do not expect to be regulated as a financial or payment institution, our partnership with PVcomBank may directly or indirectly expose us to certain compliance and litigation risks that could materially affect our business, financial condition or results of operations. In particular, to the extent that our Platform involves the collection, use, storage, transmission or processing of customer data, including personal data, we may be subject to a variety of laws and regulations in Vietnam, Southeast Asia, or other jurisdictions, as well as our contractual obligations to PVcomBank regarding data privacy, security and protection.

The Platform Agreement contemplates a set of policies and procedures to be determined by the mutual agreement of the Company and PVcomBank with respect to each service offered, which may include policies and procedures regarding data and privacy protection.  Although we intend to comply with all such policies and procedures, we may at times fail to do so or be alleged to have failed to do so. Any failure or perceived failure by us to comply with such privacy policies or any applicable privacy, security or data protection, information security or consumer-protection related laws, regulations, orders or industry standards in one or more jurisdictions could expose us or PVcomBank to costly litigation, significant awards, fines or judgments, civil and criminal penalties or negative publicity, and could materially and adversely affect our business, financial condition and results of operations.

Our efforts to offer products and services in foreign markets may not be successful, or may subject our business to increased risks.

As part of our growth strategy, we intend to offer products and services first in Vietnam and eventually other markets in Southeast Asia, where we have little to no operational experience. We may not be successful in operating our business within these or other markets in a cost-effective or timely manner, if at all. Even if our efforts to operate in Vietnam and Southeast Asia are successful, international operations will subject our business to increased risks, including:

•	increased licensing and regulatory requirements;

•	competition from service providers or other entrenched market participants that have greater experience in the local markets than we do;

•	increased costs associated with and difficulty in obtaining, maintaining, processing, transmitting, storing, handling and protecting intellectual property, proprietary rights and sensitive data;

•	changes to the way we do business as compared with our current operations;

•	a lack of acceptance of our products and services;

•	the ability to support and integrate with local third-party service providers;

•	difficulties in staffing and managing foreign operations in an environment of diverse culture, language, laws and customs;

•	difficulties in recruiting and retaining qualified employees and maintaining our company culture;

•	increased travel, infrastructure and legal and compliance costs;

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compliance obligations under multiple, potentially conflicting and changing, legal and regulatory regimes, including those governing financial institutions, payments, data privacy, data protection, information security, anti-corruption, anti-bribery and anti-money laundering;

•	compliance with complex and potentially conflicting and changing tax regimes;

•	potential tariffs, sanctions, fines or other trade restrictions;

•	exchange rate exposure;

•	increased exposure to public health issues such as the COVID-19 pandemic, and related industry and governmental actions to address these issues; and

•	regional economic and political instability.

As a result of these risks, our efforts to offer products and services for sale in Vietnam and Southeast Asia may not be successful or may be hampered, which would limit our ability to grow our business.

The success of our Platform is highly dependent upon third party service providers and partners, including PVcomBank.

Our Platform will be powered by and integrated with PVcomBank’s back-end systems, and we will be dependent on PVcomBank to maintain and keep those systems functional.  Any failure by PVcomBank to do so could expose us to an inability to provide contractual services to our customers in a timely manner.  Because we have few or no suitable alternatives to PVcomBank, it would be difficult or impossible for us to replace PVcomBank in a timely manner, if at all, if PVcomBank were unwilling or unable to provide us with these services in the future (as a result of financial or business conditions, regulatory risk, or otherwise), and our business and operations likely would be materially adversely affected.

We will be dependent on data centers operated by third parties, third-party Internet hosting providers and cloud computing platforms, and any disruption in the operation of these facilities or platforms or access to the Internet would adversely affect our business.

Our business, including both our planned Platform and VoiceStep, requires the ongoing availability and uninterrupted operation of internal and external transaction processing systems and services. We intend to primarily serve our customers from third-party data center hosting facilities provided by a third-party service provider, which we will rely on to operate certain aspects of our products and services, and we will depend on third-party Internet-hosting providers and third-party bandwidth providers for continuous and uninterrupted access to the Internet to operate our business. Any disruption of or interference with our use of such services would impair our ability to deliver our products and services to our customers, resulting in customer dissatisfaction, damage to our reputation, loss of customers and harm to our business. Further, we will design our products and services and computer systems to use data processing, storage capabilities and other services provided by such third-party service providers. As such, we will not easily be able to switch our operations to another cloud provider, so any disruption of or interference with our use of such providers’ services would increase our operating costs and could materially and adversely affect our business, financial condition and results of operations, and we might not be able to secure service from an alternative provider on similar terms or at all.

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We will rely on third-party data center hosting facilities and Internet-hosting providers to maintain their own network security, disaster recovery and system management procedures, and such third parties will not guarantee that our customers’ access to our solutions will be uninterrupted, error-free or secure. These third-party providers may experience website disruptions, outages and other performance problems, which may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. In particular, we will not control the operation of the third-party data center hosting facilities, and such facilities may be vulnerable to damage or interruption from human error, intentional bad acts, power loss, hardware failures, telecommunications failures, improper operation, unauthorized entry, data loss, power loss, cyberattacks, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes, natural disasters or similar catastrophic events. They also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or terminate our hosting arrangement or other unanticipated problems could result in lengthy interruptions in the delivery of our solutions, cause system interruptions, prevent our customers from accessing their accounts online, reputational harm and loss of critical data, prevent us from supporting our solutions or cause us to incur additional expense in arranging for new facilities and support.

If we lose the services of one or more of our Internet-hosting or bandwidth providers for any reason or if their services are disrupted, for example due to viruses or denial of service or other attacks on their systems, or due to human error, intentional bad acts, power loss, hardware failures, telecommunications failures, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes or similar catastrophic events, we could experience disruption in our ability to offer our solutions and adverse perception of our solutions’ reliability, or we could be required to retain the services of replacement providers, which could increase our operating costs and materially and adversely affect our business, financial condition and results of operations.

Furthermore, prolonged interruption in the availability, or reduction in the speed or other functionality, of our products or services could materially harm our reputation and business. Frequent or persistent interruptions in our products and services could cause customers to believe that our products and services are unreliable, leading them to switch to our competitors or to avoid our products and services, and would likely permanently harm our reputation and business.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

The success of our Platform will be highly dependent on the proper functioning of information technology systems. Any failure of these systems would disrupt our business and impair our ability to provide our services and products effectively to our customers.

The success of our Platform will depend in part on the ability of our existing and potential customers to access our Platform at any time and within an acceptable amount of time. Continued access to our Platform will depend on the efficient and uninterrupted operation of numerous systems, including our computer systems, software, data centers and telecommunications networks, as well as the systems of third parties, such as PVcomBank’s back-end systems, national financial system network infrastructure providers, back office and business process support, information technology production and support, Internet and telephone connections, network access, data center infrastructure services and cloud storage and computing. However, these systems and technologies are vulnerable to disruptions, failures or slowdowns. We may experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints due to an overwhelming number of customers accessing our products and platform capabilities simultaneously, denial of service attacks or other security-related incidents, natural disasters, power outages, terrorist attacks, hostilities, and other events beyond our control.

If our business grows, it may become increasingly difficult to maintain and improve the performance of our information technology systems, especially during peak usage times and as our products and platform capabilities become more complex and our customer traffic increases. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition and results of operations may be adversely affected. Specifically, if our products and platform capabilities are unavailable or if our customers are unable to access our products and platform capabilities within a reasonable amount of time, we may experience a loss of customers, lost or delayed market acceptance of our platform and products, delays in payment to us by customers, injury to our reputation and brand, the diversion of our resources, additional operating and development costs, loss of revenue, legal claims against us, the loss of licenses, or damage to our relationship with PVcomBank.  In addition, we do not maintain insurance policies specifically for property and business interruptions, meaning we would directly and without setoff incur any losses we suffer as a result of the aforementioned occurrences.

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We do not intend to operate our Platform or all of our systems on a real-time basis and cannot assure that our business activities would not be materially disrupted if there were a partial or complete failure of any of these primary information technology systems or communication networks. In particular, if our Platform is offered on a mobile application, any failure of such mobile application would cause our Platform and services to be unavailable to our customers. Such failures could be caused by, among other things, major natural catastrophes, software bugs, computer virus attacks, conversion errors due to system upgrading, security breaches caused by unauthorized access to information or systems or malfunctions, loss or corruption of data, software, hardware or other computer equipment. Any such failures would disrupt our business and impair our ability to provide access to our Platform effectively to our customers, which could adversely affect our reputation as well as our business, results of operations and financial condition.

Even if we are successful, our ability to remain competitive and achieve further growth will depend in part on our ability to upgrade our information technology systems and increase our capacity on a timely and cost-effective basis. We must continually make significant investments and improvements in our information technology infrastructure in order to remain competitive. We cannot guarantee that in the future we will be able to maintain the level of capital expenditures necessary to support the improvement or upgrading of our information technology systems. Any substantial failure to improve or upgrade our information technology systems effectively or on a timely basis would materially and adversely affect our business, financial condition or results of operations.

Substantial and increasingly intense competition within our industry may harm our business, financial condition, results of operations, and prospects.

The market for financial services in Vietnam and Southeast Asia has become increasingly competitive in recent years. We face significant competition from traditional local and international banks and other neobanks, payment services providers, investment advisors and brokers, in addition to other new financial technology companies, startups and non-financial companies (including Lendbiz, Tima, Aspire, and other business that offer similar products and services to those that we intend to offer to SMEs). We expect competition to intensify in the future, both as emerging technologies continue to enter the marketplace and as large financial incumbents increasingly seek to innovate the services that they offer that compete with our Platform.

Our insurance policies may not be sufficient to cover all claims.

Our insurance policies may not adequately cover all risks to which we are exposed. A significant claim not covered by our insurance, in full or in part, may result in significant expenditures by us. Moreover, we may not be able to maintain insurance policies in the future at reasonable costs or on acceptable terms, which may adversely affect our business and the trading price of our securities.

Fraud could have a material adverse effect on our business, financial condition and results of operations.

We intend to offer our Platform to a large number of customers, who may use the Platform to access PVcomBanks’ credit and banking services.  If our Platform is used to facilitate illegitimate transactions, we may be exposed to contractual liability to PVcomBank and/or governmental and regulatory sanctions. The highly automated nature of, and credit offered through, our Platform may make us a target for illegal or improper uses, including fraudulent or illegal applications for credit, money laundering and terrorist financing. Identity thieves and those committing fraud using stolen or fabricated information, or other deceptive or malicious practices, potentially can steal significant amounts of money from us or from PVcomBank through the abuse of our Platform. It is possible that incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud would increase our liability, and could have a material adverse effect on our business, financial condition and results of operations.

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Certain of our software are licensed from third parties.

We license software for certain components of our products from third parties we do not control, such as Cyxtera Technologies, Voyant Communications (f/k/a Vitelity), ScarletHawk Solutions (D.B.A. Voxlinx) and THINQ.  We also intend to license software from third parties in connection with the Platform.  Although we have contracts in place with our third-party software providers, there can be no assurance that the software we license will continue to be available on commercially reasonable terms, or at all, in the future. The lack of renewal, or termination, of one or more of our license agreements, or the renewal of license agreements on less favorable terms, could have a material adverse effect on our business, financial condition and results of operations.

While proprietary or open source alternatives may be available in some cases, transitioning to such alternatives may take time and be costly. The loss of existing licenses or the unavailability of such alternative software could result in a decrease in the quality of our products or loss of the ability to provide our products until equivalent software or suitable alternatives can be developed, identified, licensed and integrated.

Our products and services rely on certain technical standards, among other things, for interoperability of communication of voice and video, including standards relating to audio and video compression standards. These standards may be covered by patent rights held by third parties. The combined costs of identifying and obtaining licenses from all holders of patent rights essential to such standards could be high and could reduce our profitability or increase our losses. The cost of not obtaining such licenses could also be high if a holder of such patent rights brings a claim for patent infringement. While some such patent holders, based on their involvement with the standard setting organizations, may license relevant technology to us under reasonable and non-discriminatory terms, there can be no assurance that all necessary patent rights can be secured under such terms, and we may have to pay substantial royalties to secure such patent rights.

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

All of our lines of business are highly dependent on technology and our ability to adapt to technological changes.  Both the digital banking industry and the IP-based business communication industry are rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations

Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address Internet communications in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

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Any acquisition, partnership or joint venture that we make or enter into could disrupt our business and harm our financial condition and results of operations.

As part of our growth strategy, we intend to continue to evaluate opportunities to acquire, or form partnerships or joint ventures with, businesses, technologies, services and products as such opportunities arise. We may not, however, be able to identify appropriate acquisition, partnership or joint venture targets in the future, and our efforts to identify such targets may result in a loss of time and financial resources. In addition, we may not be able to successfully negotiate or finance such future acquisitions, partnerships or joint ventures successfully or on favorable terms, or to effectively integrate acquisitions into our current business, and we may lose customers or personnel as a result of any such strategic transaction (in particular the customers and personnel of an acquired business). The process of integrating an acquired business, technology, service or product into our business may divert management’s attention from our core business, and may result in unforeseen operating difficulties and expenditures and generate unforeseen pressures and strains on our organizational culture. Moreover, we may be unable to realize the expected benefits, synergies or developments that we initially anticipate from such a strategic transaction.

Financing an acquisition or other strategic transaction could result in dilution to existing shareholders from issuing equity securities or convertible debt securities, or a weaker balance sheet from using cash or incurring debt, and equity or debt financing may not be available to us on favorable terms, if at all. In addition, in connection with an acquisition, it is possible that the goodwill that has been attributed, or may be attributed, to the target may have to be written down if the valuation assumptions are required to be reassessed as a result of any deterioration in the underlying profitability, asset quality and other relevant matters. There can be no assurance that we will not have to write down the value attributed to goodwill in the future, which would adversely affect our results of operations and net assets.

The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

The current COVID-19 pandemic adversely affected many aspects of our business, including sales, operational efficiency, technical support and our customer’s ability to pay our fees. Global pandemics, or fear of spread of contagious diseases, such as Ebola virus disease (“EVD”), coronavirus disease 2019 (“COVID-19”), Middle East respiratory syndrome (“MERS”), severe acute respiratory syndrome (“SARS”), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our product offering efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

COVID-19 has had a global economic impact on the financial markets. The global spread of COVID-19 pandemic may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. Relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. A third wave of COVID-19 or a similar pandemic could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

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Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our results of operations.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is, holds itself out as being, or proposes to be, primarily engaged in the business of investing, reinvesting or trading in securities and Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the value of the issuer's total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the "40% test"). Excluded from the term "investment securities" are, among others, securities issued by majority-owned subsidiaries unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (a "fund"). The Investment Company Act defines a "majority-owned subsidiary" of a person as any company 50% or more of the outstanding voting securities (i.e., those securities presently entitling the holder thereof to vote for the election of directors of the company) of which are owned by that person, or by another company that is, itself, a majority owned subsidiary of that person.

The composition of “Other Assets” shown on the Company’s consolidated balance sheet comprises our previous investment in Fvndit, Inc. (“Fvndit”). On November 13, 2018, we purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit shares to 43,000,000. As a result, Mr. Tran and Vemanti together owned 19.77% of total Fvndit outstanding shares.

On June 16, 2022, the Company executed and consummated the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) entered into by and between the Company and Fvndit.  Pursuant to the terms of the Stock Purchase Agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company. As a result of the sale, the Company no longer owns any shares of Fvndit, and no longer holds the securities of any other entity other than those of our wholly owned subsidiary, VoiceStep Telecom, LLC.

If we fail to maintain an exception, exemption or other exclusion from the Investment Company Act, we could, among other things, be required either (i) to change substantially the manner in which we conduct our operations to avoid being subject to the Investment Company Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on us, our ability to service our indebtedness and on the market price of our shares and any other securities we may issue. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with certain affiliated persons (within the meaning of the Investment Company Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters.

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If the SEC or a court of competent jurisdiction were to find that we were required, but failed, to register as an investment company in violation of the Investment Company Act, we would have to cease business activities, we would breach representations and warranties and/or be in default as to certain of our contracts and obligations, civil or criminal actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement and a court could appoint a receiver to take control of us and liquidate our business, any or all of which would have a material adverse effect on our business.

If our business were deemed to be a regulated telecommunications business in one or more jurisdictions, it would significantly increase our expenses and may require us to change our products and other aspects of our business in potentially detrimental ways.

VoiceStep operates as a software company and not as a regulated telecommunications company. We are subject to the risk that, due to changes in communications and other similar laws and regulations or in the application, interpretation or enforcement of both existing and future communications and other similar laws and regulations, we may be required to comply with communications and other similar laws and regulations in one or more jurisdictions. In addition, we are continually seeking ways to improve our products and offer them across multiple communication platforms, which may involve from time to time upgrades or changes in the technological infrastructure on which our products are based and which could result in subjecting our activities to greater regulation in multiple jurisdictions. For example, the rolling out of our IP-based business communication in the United States may subject us to a greater risk of regulatory oversight in this country. If we are required to comply with communications and other similar laws and regulations, we would need to meet a number of obligations, which could vary from jurisdiction to jurisdiction, including new or enhanced compliance in the following areas:

•	licensing and notification requirements;

•	emergency calling requirements, including enhanced emergency calling through multi-line telephone systems;

•	lawful interception or wiretapping requirements;

•	privacy and data retention and disclosure requirements;

•	limitations on our ability to use encryption technology;

•	disability access requirements;

•	consumer protection requirements and local dispute resolution requirements;

•	requirements related to customer support;

•	quality of service requirements;

•	provision of numbering directories;

•	numbering rules, including portability requirements;

•	directory and operator services; and

•	access and interconnection obligations.

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If we fail to comply with communications, e-commerce and other similar laws and regulations in one or more jurisdictions, our business, results of operations and financial condition may be materially and adversely affected.

Third parties have raised, and may raise in the future, concerns about the application of regulations to our business.

Some third parties, including our competitors, have raised, and may raise in the future, concerns with policymakers and regulators in various parts of the world about the application of local laws and regulations to our business. We believe that some of these established businesses (which may include incumbent telecommunications companies) and their trade association groups employ significant resources in their efforts to shape legal and regulatory regimes and may employ these resources to change legal and regulatory regimes in ways intended to reduce the effectiveness of our business. Most incumbent telecommunications companies, landline and wireless, have substantial budgets devoted to lobbying and governmental relations and long-standing relationships with regulators and legislators that we, as a newer entrant in the Internet communications market, do not have. Some of these incumbent businesses have raised concerns relating to allowing consumers open access to the Internet, the lack of regulatory controls and obligations placed on Internet communications products, and the cost advantage this brings to providers of such products. Continuing actions by these competitors or trade groups may result in additional jurisdictions requiring us to comply with the local telecommunications and other laws and regulations.

Our VoIP business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls, or block access to our website or charge us or our users additional fees for our products.

All of our VoiceStep users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our VoIP products as a result.

In many cases, that access is provided by companies that compete with at least some of our products, including incumbent landline telephone companies, cable television system operators, mobile wireless communications companies, and large Internet service providers. Some of these providers have stated that they may take measures that could block, degrade or otherwise disrupt our calls, or increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products (which may include our VoIP products) through their terms of service. For example, SFR in France and Vodafone in Germany contractually prohibit their customers from using voice over the Internet protocol services on the Apple iPad 3G. T-Mobile in Germany and Vodafone in France and the United Kingdom have established special additional tariffs for voice over the Internet protocol. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

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Our business depends on the continued reliability of the Internet infrastructure.

Unlike traditional communications products, our users rely on the Internet to access our products. Increasing numbers of users and increasing bandwidth requirements may harm the performance of the Internet. In addition, if Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

Problems with or price increases by third parties who provide services to us or to our users could harm our business.

We rely on telecommunications providers to provide certain of our products, such as Voyant Communications, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers which then allow them to receive incoming calls to telephone numbers in the US and Canada. We have agreements with a number of telecommunication providers in order for us to provide many of our paid products. The quality of calls made by our users to and received by our users from landline and mobile phones depends in large part of the call quality of the relevant landline or mobile network. As a result, if these third parties do not provide sufficiently high quality services, our call quality may be negatively affected which may in turn adversely impact our brand, reputation and consumer acceptance of our products. In addition, price increases by companies that provide services to us or our users could harm our results of operations.

We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

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We cannot control Internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm our business. Accordingly, we could be adversely affected if such third party service providers fail to maintain consistent and reliable services, or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our Company in a satisfactory manner, or at all.

If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be dependent on our ability to secure additional financing. The COVID-19 pandemic may have an adverse impact on the Company’s ability to raise capital or to continue as a going concern.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have an audit, compensation, or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our common stock.

Since our management beneficially owns 38.9% of our outstanding shares, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

Our officers and directors indirectly own 26,980,000 common shares. In addition, Mr. Tran, our Chairman and principal executive officer, owns 40,000,000 shares of Series A Preferred Stock, which vote with the common stock on the basis of each share of Series A Preferred Stock having the right to 10 votes. Accordingly, management beneficially owns and controls all of the voting stock of the Company. Therefore, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

Risks Related to Our Common Stock

The extent and duration of Russia’s military action in Ukraine or future escalation of such hostilities, the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In late February 2022, Russia launched a large-scale military attack on Ukraine. The invasion significantly amplified already existing geopolitical tensions among Russia, Ukraine, Europe, NATO and the West, including the U.S. In response to the military action by Russia, various countries, including the U.S., the United Kingdom, and European Union issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. Additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) and other actions against Russia may adversely impact, among other things, the Russian economy and various sectors of the economy, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors; result in a decline in the value and liquidity of Russian securities; result in boycotts, tariffs, and purchasing and financing restrictions on Russia’s government, companies and certain individuals; weaken the value of the ruble; downgrade the country’s credit rating; freeze Russian securities and/or funds invested in prohibited assets and impair the ability to trade in Russian securities and/or other assets; and have other adverse consequences on the Russian government, economy, companies and region. Further, several large corporations and U.S. states have announced plans to divest interests or otherwise curtail business dealings with certain Russian businesses.

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The ramifications of the hostilities and sanctions, however, may not be limited to Russia, Ukraine, and Russian and Ukrainian companies but may spill over to and negatively impact other regional and global economic markets (including Europe and the United States), companies in other countries (particularly those that have done business with Russia and Ukraine) and on various sectors, industries and markets for securities and commodities globally, such as oil and natural gas. Accordingly, the actions discussed above and the potential for a wider conflict could increase financial market volatility, cause severe negative effects on regional and global economic markets, industries, and companies and have a negative effect on investments and performance beyond any direct exposure to Russian and Ukrainian issuers or those of adjoining geographic regions. In addition, Russia may take retaliatory actions and other countermeasures, including cyberattacks and espionage against other countries and companies around the world, which may negatively impact such countries and the companies.

The extent and duration of the military action or future escalation of such hostilities, the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

Since we are traded on the OTCQB, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops, the price of our common stock may be volatile.

Presently, our common stock is traded on the OTCQB under the symbol “VMNT”. There is limited trading in our stock and, in the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment

Payment of dividends from our earnings and profits may be made at the sole discretion of our Board of Directors. There is no assurance that we will generate any distributable cash from operations. Our Board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

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Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock

Our Board of Directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock. We currently have 69,351,709 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new offerings, solutions and expansions by us or our competitors;

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•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our brand, our services or our industry;

•	additions or departures of key personnel;

•	sales of additional equity securities; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to the penny stock rules, which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 69,351,709 shares of common stock outstanding, with approximately 38.9% of the shares being held by affiliates. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

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We are an emerging growth company within the meaning of the Securities Act and therefore may take advantage of certain reduced reporting requirements.

Since we are an “emerging growth company,” as defined in the JOBS Act, we will take advantage of certain exemptions from requirements applicable to other public companies which are eligible to be considered emerging growth companies. Most significantly, we need not comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Risks Related to this Offering

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

It is not possible to predict the actual number of shares we will sell under our agreement with Jefferson Street Capital LLC, or the actual gross proceeds resulting from those sales.

On November 7, 2022, we entered into an equity financing agreement (the “Equity Financing Agreement”), dated as of October 25, 2022, with Jefferson Street Capital LLC (“Jefferson”), pursuant to which Jefferson agreed to purchase up to $10 million of our Common Stock, par value $0.0001 per share, over the course of twenty-four (24) months following the effectiveness of our registration statement registering such shares.

We may, in our sole discretion, deliver a Put Notice stating the dollar amount which we intend to sell to Jefferson. There must be a minimum of 10 trading days between put notices, and the maximum dollar amount of each put cannot exceed 250% of the average daily trading dollar volume for the 20 days prior to each put. Furthermore, no put can exceed $500,000.

We generally have the right to control the timing and amount of any sales of our Common Stock to Jefferson under the Equity Financing Agreement. Sales of our shares of Common Stock, if any, to Jefferson under the Equity Financing Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Jefferson all, some or none of the shares of Common Stock that may be available for us to sell to Jefferson pursuant to the Equity Financing Agreement.

Because the purchase price per share to be paid by Jefferson for the shares of Common Stock that we may elect to sell to Jefferson under the Equity Financing Agreement, if any, will fluctuate based on the market prices of our shares of Common Stock at the time we elect to sell shares to Jefferson, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to Jefferson under the Equity Financing Agreement, the purchase price per share that Jefferson will pay for shares purchased from us under the Equity Financing Agreement, or the aggregate gross proceeds that we will receive from those purchases by Jefferson under the Equity Financing Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Equity Financing Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Jefferson. If and when we do elect to sell our shares of Common Stock to Jefferson pursuant to the Equity Financing Agreement, after Jefferson has acquired such shares, Jefferson may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Jefferson in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Jefferson in this offering as a result of future sales made by us to Jefferson at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Jefferson under the Equity Financing Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Jefferson may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

USE OF PROCEEDS

We will receive none of the proceeds from the sale of the Common Stock by the Selling Stockholders in this Offering.

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DETERMINATION OF THE OFFERING PRICE

The Selling Stockholders will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our Common Stock is quoted on the OTCQB over-the-counter market under the symbol “VMNT.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. On December 2, 2022, the closing price on the OTCQB of our Common Stock was $0.09.

Holders

As of December 5, 2022, there were 106 holders of record of our Common Stock.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

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Dividend Policy

We have not paid any cash dividends since our inception. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our Board of Directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.

Equity Compensation Plan Information

The Company has a formal Stock Incentive Plan (the “Plan”), which was adopted in March 25, 2015, which is filed as an exhibit and incorporated herein by reference. 5,000,000 shares of the Company’s common stock was reserved for awards in the Plan.

Purchases of Equity Securities by the Registrant and Affiliated Purchaser

We have not repurchased any shares of our common stock during the fiscal years ended December 31, 2021 and 2020.

SELLING STOCKHOLDERS

This prospectus covers the potential resale by the Selling Stockholders of up to an aggregate of 166,666,667 shares of Common Stock issuable pursuant to that certain Equity Financing Agreement.

The Equity Financing Agreement

On November 7, 2022, we entered into the Equity Financing Agreement, dated as of October 25, 2022, with Jefferson Street Capital LLC, a New Jersey limited liability company. Pursuant to the Equity Financing Agreement, Jefferson agreed to purchase up to $10 million of the Company’s Common Stock over the course of twenty-four (24) months following the effectiveness of the Company’s registration statement (the “Effective Date”) registering such shares. The price of shares to be issued under the Equity Financing Agreement shall be 82.5% of the lowest trading price of the Company’s Common Stock for the twelve (12) consecutive trading days prior to delivery of each Put Notice (as defined in the Equity Financing Agreement) by the Company.

Beginning on the Effective Date and ending on the earlier to occur of the (i) date which is 24 months from the Effective Date or (ii) termination of the Equity Financing Agreement, the Company may, in its sole discretion, deliver a Put Notice stating the dollar amount which the Company intends to sell to Jefferson. There must be a minimum of 10 trading days between Put Notices, and the maximum dollar amount of each Put (as defined in the Equity Financing Agreement) cannot exceed 250% of the average daily trading dollar volume for the 20 days prior to each Put. Furthermore, no Put can exceed $500,000.

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In the event that the lowest volume-weighted average price (the “VWAP”) of the Company’s Common Stock for 3 consecutive trading days during the 7 trading days following a Put (the “Trading Period”) is less than 82.5% of the market price that is used to determine the purchase price and, as of the end of such Trading Period, Jefferson holds shares issued pursuant to such Put (the “Trading Period Shares”), then the Company shall issue additional shares to Jefferson as may be necessary to adjust the purchase price for that portion of the Put represented by the Trading Period Shares to equal the lowest VWAP during the Trading Period (the “Make Whole Amount”). Said amount shall not exceed 10% of the Put amount. Notwithstanding the foregoing, the Board of Directors of the Company may issue such additional shares to Jefferson to equal 100% of the Make Whole Amount.

Jefferson will not be entitled to purchase such an amount of shares, which, when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by Jefferson, would exceed 4.99% of the number of shares of the Company’s common stock outstanding.

The Equity Financing Agreement will terminate: (i) when Jefferson has purchased an aggregate of $10 million of the Company’s Common Stock, (ii) 24 months after the Effective Date, (iii) at such time the registration statement is no longer in effect, or (iv) upon 30 days’ notice given by the Company if Jefferson has not fulfilled a Put. The Equity Financing Agreement will be suspended if (i) trading of the Company’s Common Stock is suspended for 2 consecutive trading days by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority or the principal market where the shares trade or (ii) if the Company’s Common Stock ceases to be quoted or the registration statement is no longer effective.

The Company agreed to pay Network 1 Financial Securities Inc., a registered broker dealer, 8% of the purchase amount of each Put in cash, and to issue them a cashless warrant equal to 8% of the Put shares.

The Company agreed not to pursue a similar equity financing transaction with any other party until such time as the registration statement has been declared effective.

The Company and Jefferson made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and Jefferson also agreed to indemnify the other.

Concurrently with the execution and delivery of the Equity Financing Agreement, the Company and Jefferson entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to use commercially reasonable best efforts to file a registration statement with the SEC no later than 30 calendar days and have it declared effective no more than 90 calendar days after the filing. No other shares can be included on this registration statement without Jefferson’s prior written consent and the Company shall not file any other registration statement until 30 days after the registration statement for Jefferson has been declared effective by the SEC.

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The Selling Stockholders may dispose of the shares covered by this prospectus from time to time at such prices as they may choose. The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock held by the Selling Stockholders and the percentage owned by the Selling Stockholders. Assuming all of the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will own one percent or more or our Common Stock.

	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares which may be offered Pursuant to this Offering	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Name	Number
Jefferson Street Capital LLC	166,666,667	(1)(2)	166,666,667	-	-

(1) Represents the shares of our Common Stock issuable pursuant to the Equity Financing Agreement.

(2) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities will or may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders will or may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a technology-driven and fintech-focused company that seeks to be active in the emerging and high-growth markets of Vietnam and Southeast Asia. Through our wholly-owned subsidiary, VoiceStep, we provide a one-stop solution with regard to business-class VoIP services to our SME customers in the United States.

We began generating revenue from the sales of our VoiceStep products since its inception in 2014, but have incurred significant net losses since 2015. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances that we will be successful or that our cash position will be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to our Company. Accordingly, we may decide to exit our existing business and explore potential strategic alternatives, including establishing a new business, or target an existing business for acquisition, without restriction to any specific business, industry or geographical location.

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Critical Accounting Policies and Estimates

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Recent Authoritative Guidance

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, to remove certain exceptions and improve consistency of application including, among other things, requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The amendments in this update are effective for fiscal years beginning after December 15, 2020. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the amendments in this update during 2021. The adoption did not have a material impact on its consolidated financial position and results of operations.

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In October 2020, the FASB issued ASU No. 2020-10 Codification Improvements, to make incremental improvements to generally accepted accounting principles (GAAP) and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The amendments in this update are effective for fiscal years beginning after December 15, 2020. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The Company adopted the amendments in this update during 2021. The adoption of the amendments in this update did not have a material impact on its consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

RESULTS OF OPERATIONS

The nine months ended September 30, 2022, compared to the nine months ended September 30, 2021

	2022	2021
	Amount	Amount
Sales	$108,880	$111,039
Cost of sales	$17,402	$16,256
Gross margin	$91,478	$94,783
Total other expense net	$6,745	$7,294
Total operating expenses	$862,644	$1,177,954
Income taxes	$-	$1,620
Net loss	$777,911	$1,092,085

Revenues

Revenues were $108,880 for the nine months ended September 30, 2022, a decrease of $2,159 or 2%, compared to $111,039 in the same period of last year. The decrease was mainly due to the loss of a customer and account credit applied to several customers for reduction in service.

Gross Profit and Gross Profit Margin

Gross profit was $91,478 for the nine months ended September 30, 2022, compared to $94,783 in the same period of 2021. Our gross profit margin as a percentage of sales for the nine months ended September 30, 2022, was 84%, compared to 85% for the same period in 2021, essentially remaining constant.

General and Administrative Expenses

General and administrative (G&A) expenses were $862,644 for the nine months ended September 30, 2022, compared to $1,177,954 for the same period in 2021, representing a decrease of 27%, or $315,310.  The decrease was mainly due to lower consulting fees as the Company exited from its stable coin project due to the lack of regulatory framework for crypto currencies.

Operating Loss

Total operating loss was $771,166 for the nine months ended September 30, 2022, compared to $1,083,171 in the same period of 2021, representing a decrease of 29%, or $312,005.  The decrease was mainly due to the reduction of general and administrative (G&A) expenses.

As of September 30, 2022, and 2021, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

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The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of September 30, 2022, and December 31, 2021.  The 2018 to 2021 tax years are still subject to federal audit. The 2017 to 2021 tax years are still subject to state audit.

The Company had $2,679,077 and $1,132,304 of net operating loss carryforwards available as of December 31, 2021, and 2020, respectively, for federal and state tax purposes. The federal net operating loss carryforwards do not expire while the state net operating losses expire in various years through 2041.

Net Loss

As a result of the above factors, we had a net loss of $777,911 for the nine months ended September 30, 2022, compared to a net loss of $1,092,085 for the same period in 2021.

The three months ended September 30, 2022, compared to the three months ended September 30, 2021

	2022	2021
	Amount	Amount
Sales	$35,099	$37,112
Cost of sales	$5,229	$5,804
Gross margin	$29,870	$31,308
Total other expense net	$7,181	$1,068
Total operating expenses	$239,870	$607,207
Income taxes	$-	$820
Net loss	$217,181	$577,787

Revenues

Revenues were $35,099 for the three months ended September 30, 2022, a decrease of $2,013 or 5%, compared to $37,112 in the same period of last year. The decrease was mainly due to the loss of a customer and account credit applied to several customers for reduction in service.

Gross Profit and Gross Profit Margin

Gross profit was $29,870 for the three months ended September 30, 2022, compared to $31,308 in the same period of 2021. Our gross profit margin increased approximately 1% for the three months ended September 30, 2022. The decrease was mainly due to the loss of a customer and account credit applied to several customers for reduction in service.

General and Administrative Expenses

General and administrative (G&A) expenses were $239,870 for the three months ended September 30, 2022, compared to $607,207 in the same period in 2021, representing a decrease of 61%, or $367,337.  The decrease was mainly due to lower consulting fees as the Company exited from its stable coin project due to the lack of regulatory framework for crypto currencies.

Operating Loss

Total operating loss was $210,000 for the three months ended September 30, 2022, compared to $575,899 in the same period of 2021, representing a decrease of $365,899 or 64%. The decrease was mainly due to the reduction of general and administrative (G&A) expenses.

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Net Income

As a result of the above factors, we had a net loss of $217,181 for the three months ended September 30, 2022, compared to net loss of $577,787 for the same period in 2021.

The following table sets forth a summary of our cash flows for the periods indicated.

Item	For the Nine Months Ended September 30,
	2022	2021
Net cash used in operating activities	$320,838	$345,689
Net cash provided by (used in) investing activities	5,886	(10,000)
Net cash provided by financing activities	337,500	540,000
Net increase in cash	22,548	184,311
Cash at the beginning of period	295,937	243,494
Cash at the end of period	$318,485	$427,805

Operating Activities

Net cash used in operating activities was $320,838 for the nine months ended September 30, 2022, as compared to $345,689 used in operating activities for the nine months ended September 30, 2021, a decrease primarily due to the reduction of cash operating expenses.

Investing Activities

There was net cash provided by investing activities of $5,886 for the nine months ended September 30, 2022, compared to net cash used in investing activities of $10,000 for the nine months ended September 30, 2021.  As of May 26, 2022, we liquidated our investment in Bitcoin and we do not currently hold, nor do we intend to acquire or hold, digital assets in the future.

Financing Activities

Net cash provided by financing activities was $337,500 for the nine months ended September 30, 2022, compared to $540,000 for the nine months ended September 30, 2021.  The change was primarily due to less of a need to raise capital for operations.

The fiscal year ended December 31, 2021, compared to the fiscal year ended December 31, 2020

	2021	2020
	Amount	Amount
Sales	$147,950	$162,292
Cost of sales	$22,241	$36,016
Gross margin	$125,709	$126,276
Total other income (expense) net	$(7,298)	$9,187
Total operating expenses	$1,741,885	$210,691
Provision for income taxes	$(1,650)	$1,648
Net loss	$1,625,124	$76,876

Revenues

Revenues were $147,950 for the fiscal year ended December 31, 2021, a decrease of $14,342 or 8.8%, compared to $162,292 for the fiscal year ended December 31, 2020. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep payment-based voice services.

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Gross Profit and Gross Profit Margin

Gross profit was $125,709 for the fiscal year ended December 31, 2021, compared to $126,276 for the same period of 2020. Our gross profit margin increased from 78% to 85% for the fiscal year ended December 31, 2021. The increase was mainly due to the loss of several higher cost, lower margin customers during the year.

General and Administrative (G&A) Expenses

G&A expenses were $1,741,885 for the fiscal year ended December 31, 2021 compared to $210,691 for the same period in 2020, representing an increase of $1,531,194. The increase was mainly due to expenses and compensation paid to outside consultants and contractors related to the Company’s development and investment in its Vemanti Dollar (“USDV”), an ERC-20 1:1 USD-pegged stablecoin.

Operating Loss

Total operating loss was $1,616,176 for the fiscal year ended December 31, 2021, compared to $84,415 for the same period of 2020, representing an increase of $1,531,761 or 1,815%. The increase was mainly due to increased expenses and compensation paid to outside consultants and contractors related to the development and investment in the USDV stablecoin.

As of December 31, 2021, and 2020, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2021, and December 31, 2020. The 2018 to 2021 tax years are still subject to federal audit. The 2017 to 2021 tax years are still subject to state audit.

The Company had $2,679,077 and $1,132,304 of net operating loss carryforwards available as of December 31, 2021, and 2020, respectively, for Federal and state tax purposes. The federal net operating loss carryforward does not expire while the state net operating losses expire in various years through 2041.

Net Loss

As a result of the above factors, we had a net loss of $1,625,124 for the fiscal year ended December 31, 2021compared to a net loss of $76,876 for the fiscal year ended December 31, 2020.

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Fiscal Year Ended December 31,
	2021	2020
Net cash used in operating activities	$477,557	$75,312
Net cash provided by (used in) investing activities	$(10,000)	$200,000
Net cash provided by financing activities	$540,000	$-
Net increase in cash	$52,443	$124,688
Cash at the beginning of period	$243,494	$118,806
Cash at the end of period	$295,937	$243,494

Operating Activities

Net cash used in operating activities was $477,557 for the fiscal year ended December 31, 2021, as compared to $75,312 used in operating activities for the fiscal year ended December 31, 2020, primarily due to the net losses incurred from the development of the USDV.

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Investing Activities

Net cash used in investing activities was $10,000 for the fiscal year ended December 31, 2021, compared to net cash provided by investing activities of $200,000 for the fiscal year ended December 31, 2020. The change was primarily due to investing in a cryptocurrency in 2021, while the loan to Fvndit was paid back in 2020.

Financing Activities

Net cash provided by financing activities was $540,000 for the fiscal year ended December 31, 2021, compared to $0 for the fiscal year ended December 31, 2020.  The change was primarily due to issuances of common stock for cash and receipt of a shareholder loan in the amount of $125,000.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents and operating cash flows.

We may need to raise additional capital to fund our operating expenses, pay our obligations, and grow our company in the future. Our current resources may be insufficient to satisfy all of our cash requirements and we may seek to sell additional equity or debt securities or obtain a credit facility. Our future operations may be dependent on our ability to secure additional financing. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

Currently, the Company has sufficient cash to remain in business for the next 12 months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

OUR BUSINESS

Corporate History and Structure

The Chief Executive Officer (“CEO”) of Vemanti Group, Inc. (“Vemanti”), Mr. Tan Tran, together with Mark Wehberg, incorporated VoiceStep Telecom, LLC, a California limited liability company, on January 27, 2005 (“VoiceStep”). The purpose was to offer digital voice telecommunications services based on Voice over Internet Protocol (“VoIP”), which were provisioned via the internet instead of over traditional fixed lines. The majority of VoiceStep’s business was entirely dedicated to serving smaller and prepaid long-distance (“LD”) carriers (e.g., International calling card providers) with competitive inbound and outbound services compared to similar products from the incumbent and bigger carriers. VoiceStep built up its customer base through direct marketing and sales as well as re-sellers. On January 22, 2014, Mr. Tran purchased the membership interest in VoiceStep owned by Mr. Wehberg.

Vemanti Group, Inc. was incorporated by Mr. Tan Tran on April 3, 2014 under the laws of the state of Nevada. The Company was created to be a holding company for VoiceStep and other future acquisitions. Simultaneous with the incorporation of the Company, Mr. Tan, the sole member of VoiceStep, exchanged one hundred percent (100%) of his membership interests in VoiceStep for shares of Vemanti’s capital stock, effecting a change of control and making VoiceStep a wholly owned subsidiary of the Company.

On July 10, 2018, the Company made an investment in Fvndit, Inc. (“Fvndit”), f/k/a Directus Holdings, Inc., a Nevada corporation, for 20% equity in Fvndit. This was done in an effort to broaden our future service offerings and engage further with the financial technology industry.  Fvndit is a Nevada-based fintech company, the parent company to eLoan JSC (“ELoan”), and focuses on solving the working capital problem for small and medium-sized enterprises (“SMEs”).

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On June 16, 2022, the Company executed and consummated the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) entered into by and between the Company and Fvndit.  Pursuant to the terms of the Stock Purchase Agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit, and no longer holds the securities of any other entity other than those of our wholly owned subsidiary, VoiceStep Telecom, LLC.

On March 14, 2022, we entered into a Digital Banking Platform Agreement with PVcomBank (the “Platform Agreement”) under which Vemanti agreed to partner with PVcomBank in designing, developing, and delivering a digital-only banking platform (the “Platform”) for providing products and services to SMEs in Vietnam.

Business Overview

About Vemanti

Vemanti, incorporated on April 3, 2014 under the laws of the State of Nevada, is a financial technology (fintech) company that seeks to generate revenues in the emerging and high-growth markets of Vietnam and Southeast Asia.  We believe that our core strengths are in newer technology development and that we can drive growth through socially impact-driven products. In particular, we intend to focus our future product and business development on digital banking (aka neobanking) and fintech applications using disruptive technologies aimed at making credit simpler and easier to access for small to medium enterprises (“SMEs”) in our target markets.

Our Growth Strategies

In the wake of U.S.-China trade tensions and the COVID-19 pandemic, we believe that many global supply chains began looking at China +1 policies. We believe that Vietnam has been a significant beneficiary of this change, leading to significant growth in the import and export of goods. In 2021, according to a January 2022 report issued by the Vietnam General Statistics Office, the total export and import turnover of goods reached 668.54 billion USD, representing an increase of 22.6% over the previous year. According to a 2021 report published by the OECD, SMEs play a relevant role in exports, accounting for 88% of exporting enterprises and for about half of export volume. However, according to the Vietnam Chamber of Commerce and Industry (VCCI), only 30 percent of SMEs in Vietnam have access to loans from the formal sector, with the rest having to use their own funds or depend on unregulated loans.

We believe that these trends have led to a significant need for SME financing in Vietnam, and we are aiming to address this demand with technological solutions providing access to short-term loan products. Currently, we believe that trade finance (aka invoice financing or factoring) is an industry dominated by banks that focus on large, established corporate customers. Vemanti’s goal is to create simpler access to credit through the use of technological solutions. In the next 12 months, we intend to develop and release an online platform product to connect the export-dependent SMEs in Vietnam with short-term business financing based on Accounts Receivable (AR). Our plan is to connect them to more simplified and faster financial services using digital-only technological solutions through formal collaborations with traditional banks, leveraging their existing banking infrastructure and frameworks, including but not limited to risk, compliance, and security.

PVcomBank Collaboration

On August 11, 2021, we signed a Fintech and Banking-as-a-Service (“BaaS”) business cooperation Memorandum of Understanding (“MOU”) with Vietnam Public Joint Stock Commercial Bank (“PVcomBank”) to jointly develop digital banking solutions for the underserved consumers and small businesses in Vietnam. PVcomBank is a fully licensed and regulated bank in Vietnam with core banking products and services. It has a network of 108 transaction offices in major provinces and cities in Vietnam that provide a range of products and services for its individual and corporate clients. According to the signed MOU outlining the partnership, Vemanti will gain access to the technical know-how and banking expertise of PVcomBank via PVcomBank’s banking license, core banking services, and an existing technology platform purpose-built for API-based integration.

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On March 21, 2022, we entered into a master Digital Banking Platform Agreement with PVcomBank (the “Platform Agreement”) under which Vemanti agreed to partner with PVcomBank in designing, developing, and delivering a digital-only banking platform (the “Platform”) for accessing PVcomBank’s products and services to SMEs in Vietnam.  The specific products and services to be provided through the Platform, as well as the terms of the agreement, including the distribution of revenues derived from each such product or service, are to be specified in annexes to the Platform Agreement (of which none have been entered into as of the date of this prospectus).

Pursuant to the Platform Agreement, we will collaborate with PVcomBank in business planning and development for the partnership; procure and provision necessary software licensing and intellectual property rights to support and maintain the operations of the partnership; develop and operate the Platform to support the products and services offered by PVcomBank, work with PVcomBank to develop and implement back-end integration between the Platform and PVcomBank’s banking systems; work with PVcomBank to integrate the partnership’s customer service experience into PVcomBank’s back-end systems, provide technical support with regard to the Platform; conduct market research relating to the launch and operations of the partnership; conduct marketing, promotion, and branding activities for the partnership; conduct customer acquisition and onboarding procedures; establish and maintain a customer service center for both pre- and post-sales activities; provide technical support with regard to the Platform to enable PVcomBank’s compliance with its regulatory and reporting requirements; collaborate with PVcomBank to identify, evaluate, and manage partnership risks; and keep customer data, financial records, and information related to the partnership confidential. We have also agreed to comply with certain policies and procedures, to be determined by the mutual agreement of the parties, with respect to each service offered.

All staff employed at or for the direct benefit of, or performing services in or about, the Platform will be employees of Vemanti or an affiliate, except where PVcomBank staff is required to perform certain tasks under applicable banking laws and regulations. Vemanti will be responsible for paying the salaries, taxes, benefits, and other employment expenses of the platform staff, as well as the cost of any consultants and experts retained by Vemanti to operate the Platform.

Pursuant to the Platform Agreement, PVcomBank will advise Vemanti in business and management matters in respect to the preparation and operation of the partnership; engage and cooperate with Vemanti for all advice, services, trademarks, and licenses required to support the operation of the partnership; make PVcomBank’s back-end systems and data available for the development and implementation of interfaces to the partnership’s customer service experience; execute account opening and maintenance procedures and transactions to provide the partnership’s products and services to the partnership’s customers; ensure the availability and capacity of PVcomBank’s back-end systems according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; ensure the availability of PVcomBank’s back-end systems that enable Vemanti to access the partnership’s customer data records; provide troubleshooting support according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; support Vemanti’s market research and marketing activities; use available transaction locations serving as premises for the partnership where needed; place and ensure the availability of ATMs at agreed locations to support partnership activities; collaborate with Vemanti with respect to identifying, evaluation, and managing partnership risks; keep customer data, financial records, and information related to the partnership confidential; satisfy applicable standards, requirements, and reporting obligations of PVcomBank with respect to the partnership; and comply with applicable law and regulations with respect to the partnership.

The Platform Agreement has an initial ten-year term, which may be extended by either Vemanti or PVcomBank upon 90 days’ advance written notice to the other party prior to the expiration of the then-current term.  During the term, PVcomBank will not agree to, engage with, or permit any other entity or person to utilize PVcomBank’s licensing, brand, and resources to offer the same financial products and services to a specific business sector or customer group as Vemanti or engage in any similar service as those provided by Vemanti under the agreement.  However, until the parties have mutually adopted an annex setting forth specific terms, products and services, PVcomBank will have the right to access and provide products and services to its customers without restriction.

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Each of Vemanti and PVcomBank has the right to terminate the Platform Agreement upon the occurrence of certain insolvency events with respect to the other party or upon 60 days’ written notice following the occurrence of an uncured material breach of the Platform Agreement by the other party.  In the event of such termination, the defaulting party must pay a breach termination fee (to be set forth in the applicable annex for each service provided under the Platform Agreement) and indemnity the non-breaching party for all damages arising from the breach.  The Platform Agreement also contains customary indemnification provisions.

Through the Platform Agreement and our collaboration with PVcomBank, Vemanti intends to utilize PVcomBank’s banking expertise and existing core banking system to connect SMEs in Vietnam with an innovative digital-only banking solution. As part of this new model, we plan to develop and utilize a Vemanti-branded platform to allow customers to sign up for accounts and get access to services entirely online, while still having the option of visiting a convenient PvcomBank branch location if needed. We intend for customers using our Platform to have SME-tailored banking services and financial products of PVcomBank and eventually will be able to seamlessly integrate them into their business operations using API-based third-party accounting software.

As of the date of this prospectus, we are actively working with PVcomBank to develop and launch the first product which is expected to be a short-term working capital loan program specifically designed for small to medium enterprises in Vietnam. PVcomBank will underwrite the loans while our Platform will provide the sales channel, generating leads and qualifying customers.

Our Business Objectives

Through our partnership with PVcomBank, Vemanti’s goal is to have a portfolio of products and services for our platform built around the financial needs of small businesses. We plan for our platform to be enhanced and connected to make information streams about small businesses more readily available and integrated in ways that provide more accurate insight into a small business’s financial health and future needs. This integration would allow credit to be made easily available to small business owners where the loan application is “always on”. Instead of receiving an offer in a linear fashion to apply for a loan, business owners would get a notification alerting them in real-time how much credit is already pre-approved and available for their business, should they want to use it.

Moving forward and in the future, we plan to seek out high-growth opportunities in financial technology (fintech) development with additional business partnerships in Vietnam and other markets in Southeast Asia where adoption of digital financial solutions is often accelerated due to lack of user-friendly and innovative banking services. Strategically and long-term, we are focused on providing inclusive access to financial services for the underserved consumers and businesses using technologies, including but not limited to API-based open banking, blockchain, cloud computing, machine learning, and artificial intelligence.

Competitive Landscape

A number of products and services in Vietnam are directly or indirectly in competition with us, including but not limited to the following companies:

Lendbiz

Lendbiz is targeted at small and medium-sized enterprises in Vietnam. Lendbiz focuses on business loans and aims to provide inexpensive capital to enterprises and help develop the business community in Vietnam.

Tima

Tima is an online marketplace for consumer-focused financial services that utilizes credit-scoring technology and algorithms to obtain credit scores and analyze data from social media accounts to determine creditworthiness.

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HuyDong (LoanVi)

HuyDong, formerly known as LoanVi, focuses on personal loans. Founded in 2015, the company aims at bridging the gap between the unbanked/underbanked population and investors. The solution provides individuals with affordable credit from investors through a secured, risk-controlled process.

Vaymuon

VayMuon is a subsidiary of Nextech who also operates FastGo (a ride-hailing app), Nganluong eWallet, and amabuy.com (a website that helps local Vietnamese buy goods from Amazon.com on a contractual basis). It is focusing on unsecured micro-lending.

Mofin

Mofin is powered by Mofin Asia and Netfin Vietnam with a focus on providing micro unsecured loans to individuals.

Megalend Viet Nam

Megalend is focusing on asset-backed lending.

Aspire

Aspire, a Singapore-based fintech, touts itself as an all-in-one finance operating system for growing businesses. They focus on SMEs to bring a wide range of lending and deposit services to their customers.

Validus

Validus is another Singapore-based fintech that provides invoice, inventory, and purchase order financing to small to medium sized businesses through their lending platform.

Other Products and Services

VoiceStep

Through our wholly owned subsidiary VoiceStep, we continue to provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States. VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, telephony conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit-increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada and other countries where VoIP applications are allowed. VoiceStep’s network enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

Due to lack of capital, our Fixed-Mobile Convergence (“FMC”) technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

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For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

eLoan

Until June 16, 2022, we held an 18.6% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased a 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. Subsequently, our interest in Fvndit became 18.6% due to Fvndit’s new stock issuances. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the Board of Directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

On June 16, 2022, the Company executed and consummated the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) entered into by and between the Company and Fvndit.  Pursuant to the terms of the Stock Purchase Agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit, and no longer holds the securities of any other entity other than those of our wholly owned subsidiary, VoiceStep Telecom, LLC.

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Vemanti Digital

On June 26, 2021, through our former wholly owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), we deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”). Stably Corporation (“Stably”), a blockchain and financial technology company, provided the technology infrastructure for asset tokenization for USDV, and First Digital Trust Ltd. (“FDT”) acted as the escrow agent and custodian/trustee for the USD reserve funds of USDV. No USDV tokens were released to any party outside of the Company. Due to the current lack of a clear legal framework specific to stablecoins, the Company currently does not foresee an unhindered path for USDV to become commercially available and widely adopted in any jurisdiction without regulatory and compliance risks and thus has decided to end the USDV project. As of February 22, 2022, the Company has terminated its agreements with Stably and FDT, and all USDV tokens have been burned.  On April 28, 2022, Vemanti Digital was formally dissolved.

Bitcoin

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). As of May 26, 2022, we liquidated our investment in Bitcoin and we do not currently hold, nor do we intend to acquire or hold, digital assets in the future.

M&A Activity

Another strategy our Company may employ is to acquire companies and/or form joint ventures to rapidly expand our growth. We intend to look at companies who have products or resources that may help accelerate our business plans for the digital-only banking services with PVcomBank.

Competitive Strengths

We believe our following competitive strengths differentiate us from our competitors:

•	access to many partner companies in the fintech sector that already have market viable products;
•	ground-level knowledge and experience working in Vietnam and SE Asia; and
•	our ability to tie leading-edge technologies to real-world solutions.

Products

                As discussed above under “PVcomBank Collaboration”, we intend to design and launch a digital-only banking platform for providing products and services to SMEs in Vietnam with back-end integration with PVcomBank.  As of the date of this prospectus, we have not designed or launched such a platform.

VoiceStep’s current core products are:

•	Business-class VOIP cloud phone system (a/k/a “Hosted PBX”);
•	Carrier-class domestic/international origination and termination; and
•	Essential business communications tools and applications such as fax, SMS (texting), call conferencing, and call center.

VoiceStep operates in a variety of small to medium business industries. All of our customers are on a monthly recurring service plan. As our customers do not require capital investment or maintenance contracts, it lowers our cost of ownership and allows the customers to easily migrate away from costly traditional on-premise PBX providers.

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Our Suppliers

We have no suppliers for our planned digital banking platform, which has not yet been developed or launched.

We currently depend on four (4) suppliers to deliver the VoIP solutions to us that we then re-sell to small and medium business customers:

1.	Cyxtera Technologies, a data center and colocation vendor from whom we rent rack space, power, and internet connectivity on a contractual basis to host our servers and networking equipment;

2.

Voyant Communications, f/k/a Vitelity, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers in the US and Canada;

3.

ScarletHawk Solutions, D.B.A Voxlinx, a wholesale VoIP communications service provider, who, from their end, terminates telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers located in more than 60 countries outside the US and Canada; and

4.

THINQ is a wholesale VoIP communication service provider, who interconnects with multiple carriers across the globe to allow our customer to make outgoing calls to any numbers in the US and to other countries.

Marketing and Sales

We have not engaged in marketing or sales in connection with our planned digital banking platform, which has not yet been developed or launched.  Pursuant to the Platform Agreement, we will be responsible for all marketing and sales in connection with the Platform.

We currently market our VoiceStep product through third-party sales and marketing services providers. We changed our business model 8 years ago when Skype, WhatsApp and other similar platforms started to come into the marketplace. Whereas we originally sold calling card minutes to individuals, we then adjusted and focused more on business customers. We focused on businesses that already had an internet subscription or connection and could purchase phone lines from our Company at discounted rates, rather than other mainstream companies such as AT&T and Verizon which offered more costly calling card packages. Our Company offers alternative services that allow businesses to be able to communicate with the outside world as well as their consumer base, but at a lower cost.

Revenue that has been generated in the last 2 years is based on the same customers the Company has had since 2015.

Customers

We define a “customer” as a party that purchases or subscribes to our products and services directly or indirectly through our channel partners.

Our planned digital banking service has not been developed or launched and, consequently, has no customers.

For VoiceStep, our Company currently has a customer base which mostly comprises SMEs, such as dentist offices, beauty salons, real estate companies etc., in the United States. We strive to establish and maintain long-term relationships with our customers and we currently do not have a significant customer concentration in any particular business sector. None of our customers account for more than 10% of our total revenue for the years ended December 31, 2021 and 2020. Our service is subscription based. Customers initially sign up for services via our VoiceStep Business Communications Service Agreement. Customers designate how many users our services are needed for, Voice & FAX plan type, and whether they choose to be billed annually or monthly.

Customer accounts automatically renew each month or year, depending on their payment choice, until such time that a customer chooses to cancel their service.

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We generate revenues primarily from the sale of our monthly and yearly subscription plans for our cloud-based VoIP services. As our customers’ needs change, they often add users to existing services or upgrade to better plans, which provide them with additional features and functionality.

In late 2014, the Company started working on Fixed Mobile Convergence (“FMC”) technology. This end-to-end mobility solution will help ensure that employees, partners, customers, processes and assets of a company are securely connected and can be optimized in the workplace. When employees leave the office, they’re leaving opportunities behind if they’re missing critical calls and voice messages on their desk phone, playing phone tag with important customers or sacrificing certain ideal features of their fixed, desk-based phones. The Company’s solutions for FMC make PBX features that are enjoyed in the office available and accessible through a smart phone – helping employees be more responsive and productive from virtually anywhere. In addition, the FMC solutions bring a set of unique features that enhance integration between wireline and wireless networks.

When a user is on Wi-Fi, all of their calls are delivered to the cloud phone system over the Internet at no charge. If their Wi-Fi signal degrades or, if they move away from a wireless router, their mobile phone will simply connect to the different cellular networks without disconnecting calls. Whether they’re on Wi-Fi or not, their calls are always connected to the Company’s cloud phone system without the use of an app or mobile data connection. This provides a streamlined switch between Wi-Fi and cellular, optimizing access and reducing cost. FMC was projected to create a substantial and new stream of revenue for the Company. However, this goal was not realized.

Seasonality of Business

There is no significant seasonality in our VoIP business.  To the extent that we engage in digital banking for SMEs in Vietnam, there may be seasonal fluctuations in the trading activities for which certain of our prospective customers may seek trade financing, which could materially affect the use of our planned digital banking platform.

Research and Development

We do not have any dedicated in-house research and development.

Intellectual Property

All the source coding we utilize for VoiceStep is open-source code, so there is never a need to copyright code as we do not own the coding.  We will, from time to time, evaluate the need for intellectual property protections with respect to those elements of our planned digital banking platform which are developed by our personnel or by third party developers on our behalf.

Environmental Issues

Our business currently does not implicate any environmental regulation.

Competition

Any entity offering Internet-based communication services such as VoIP or Fax-over-IP (“FoIP”) continue to be considered a direct competitor of us, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to send text messages and voice messages, make voice and video calls, and share images, documents, user locations, and other content such as WhatsApp, Facebook Messenger, Skype, WeChat, Viber, etc.

We also anticipate having substantial competition for our planned digital banking platform, including from established banks and fintech companies.  Some of our likely competitors are discussed below under “Our Business – Competitive Landscape”.

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Employees

Currently, the Company has two employees, our President and Chief Executive Officer, Tan Tran, and our Chief Financial Officer, Stephen R. Jones.

Description Of Property

Our headquarter and principal executive office are located at 7545 Irvine Center Dr., Ste 200, Irvine, California under an online virtual office agreement (“Lease”) with Regus Management Group, LLC (“Regus”) for a period of 12 months and auto-renewed thereafter for another 12 months with a current monthly rent of $99.00. Under this lease, we share virtual office space in Irvine, CA and Newport Beach, CA, respectively.

We neither own any real property, nor own or have any mortgages on this or any other facilities. All employees, including the officers and directors, are working remotely in a distributed workforce setup via the use of virtual office technologies. Pursuant to the terms of the Lease, we are entitled to receive mailbox and telephone answering services, two (2) days of private office usage per month in the U.S. and five (5) days of private office usage per month globally at the spaces designated by Regus.

We believe that this property is sufficient for our current business.  With respect to our planned collaboration with PVcomBank, we may establish physical offices in Vietnam in the course of developing and launching our platform and services in that country but have no immediate plans to do so.

Legal Proceedings

On June 29, 2021, the Company filed a complaint against Messrs. Chenyuan Anthony Chen and Ang Hu (the “Defendants”) in the Superior Court of the State of California, County of Orange (the “Complaint”). Pursuant to a Consulting Agreement dated April 1, 2019, by and among the Company and the Defendants (the “Consulting Agreement”), the Company issued to the Defendants 3,250,000 shares of the Company’s common stock (the “Consulting Shares”) as compensation for certain consulting services to be performed by the Defendants. Pursuant to the Complaint, the Company alleges that the Defendants breached the Consulting Agreement by failing to perform such consulting services and thereby seeks injunctive relief to restrain Defendants from sales of the Consulting Shares, the cancellation of the Consulting Shares, and compensatory damages and legal fees.  On July 11, 2022, the Company reached a legal settlement with the Defendants to have 3,090,000 of the Consulting Shares returned to the Company. The Consulting Shares have been cancelled as of September 29, 2022.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Tan Tran	58	Chief Executive Officer, Director
Stephen R. Jones	56	Chief Financial Officer

Tan Tran: Mr. Tran has been our Company’s Chairman and Director since the Company’s inception in April 2014. Mr. Tran has also served, full time, as the Company’s President and Chief Executive Officer since April 2014. He co-founded VoiceStep in 2004. From October 2018 to March 2021, Mr. Tran served as an Officer and Director for Fvndit. Since founding Vemanti Group, Tan has worked to share Vemanti’s strategy and vision with customers, partners, shareholders, and investors. His mission is to turn Vemanti into an investment and incubation platform for emerging companies with great growth potential, especially in Vietnam which continues to be an economic force on both a regional and global scale. He attended California State University, Fullerton with B.S.E.E. Mr. Tran’s management and extensive experience and his role as founder of VoiceStep led to the conclusion that he should serve as a director of Vemanti.

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Stephen R. Jones: Mr. Jones, has been our Company’s Chief Financial Officer since September 2021. From 2019 to 2021, Mr. Jones served as the Chief Financial Officer of DreamPlex, a company incorporated under the laws of Vietnam, directing the day-to-day financial operations and strategic planning and overseeing accounting, treasury, tax, risk management, procurement, and IT operations. From 2017 to 2019, Mr. Jones served as the Chief Operating Officer of HMB, Inc. From 2013 to 2016, Mr. Jones served as the Chief Financial Officer of VietnamWorks. Mr. Jones holds a BA from Vanderbilt University and an MBA from the University of Cincinnati.

Family Relationships

There are no family relationships between our director or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We do not currently have any committees of the Board, as we only have one director.

Code of Ethics

The Company adopted a code of ethics policy to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions on February 23, 2016.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers with compensation exceeding $100,000 during 2021 and 2020.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Tan Tran	2021	$-	-	-	-	$-
	2020	$40,000	-	-	-	$40,000

Employment Agreements with Key Executives

Pursuant to a Consultant Agreement dated September 7, 2021, the Company’s Board of Directors appointed Stephen R. Jones as the Company’s Chief Financial Officer, replacing Tan Tran. Mr. Jones will receive compensation for his services in connection with this appointment as outlined below:

- Month 1: $2,500

- Month 2: $3,000

- Month 3: $3,500

- Month 4: $4,000

- Month 5: $4,500

- Month 6 and beyond: $5,000

In addition to the above, the Company will issue one million two hundred thousand (1,200,000) shares of the Company’s restricted common stock (the “Restricted Shares”) to Mr. Jones, to be earned and issued over forty-eight (48) months at the rate of twenty-five thousand (25,000) shares per month from September 7, 2021.

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Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards as of December 31, 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

For the years ended December 31, 2021 and 2020, no members of our Board of Directors received compensation in their capacity as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 5, 2022, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Vemanti Group, Inc., 7545 Irvine Center Dr., Suite 200, Irvine CA, 93618.

The percentages below are calculated based on 69,351,709 shares of common stock issued and outstanding as of December 5, 2022.

Name of Beneficial Owner	Shares	Percentage	Voting Power %	Total Combined Voting Power%
Executive Officers and Directors:
Tan Tran (1)	Common: 26,655,000	38.4%	38.4%
	Preferred: 40,000,000	100%	100%	90.6%

Stephen R. Jones (3)	Common: 325,000	0.5%	0.5%	0%
	Preferred: 0
All officers and directors as a group of (2 persons)

5% or Greater Holders:

Tan Tran (1)	Common: 26,655,000	38.4%	38.4%
	Preferred: 40,000,000	100%	100%	90.6%

____________

(1)	Each share of Series A Preferred Stock has the right to 10 votes per each share of common stock.

(2)	Ms. Boulds resigned as the Company’s Director as of September 3, 2021.

(3)

Mr. Jones was appointed as the Company’s Chief Financial Officer as of September 7, 2021. As of June 24, 2022, he holds 325,000 shares of the Company’s common stock through Edgar Holdings Group Limited.

52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

On November 13, 2018, the Company purchased a 20% interest in Fvndit, Inc.. f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the purchase price was made through a cash payment of $150,000, and the remaining half of the purchase price was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the founders of eLoan.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of Fvndit’s total outstanding shares.

On August 9, 2019 Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019, Fvndit drew down the full $200,000. The entire loan was subsequently repaid in full by August 12, 2020.

On June 16, 2022, the Company sold all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit.

Tan Tran served as an Officer and Director for Fvndit from October 2018 until March 2021, when he resigned. Tan Tran is not affiliated with Thomas Duc Tran, who was appointed Chairman, CEO, President, Secretary, and Treasurer of Fvndit on March 16, 2021.

Material Transactions with Related Parties

The Company pays the Chief Executive Officer for professional services. The total of those payments was $0 in 2021 and $40,000 in 2020.

VoiceStep pays a member of the Chief Executive Officer’s family for technical services. The total of those payments was $53,500 in 2021 and $40,000 in 2020.

On August 6, 2021 (the “Effective Date”), the Company entered into a Loan Agreement (the “Loan Agreement”) with Mr. Tan Tran (the “Lender”), our Chief Executive Officer, Chief Financial Officer, President, and Chairman, pursuant to which the Lender agreed to provide a loan in the principal amount of up to $125,000 (the “Loan”). Subject to the terms of the Loan Agreement, the Company may draw down an amount of the principal amount of the Loan on one or more occasions during a period between the Effective Date and 12 months from the Effective Date by giving written notification to the Lender. The purpose of the funds was to augment working capital for the Company’s wholly owned subsidiary, Vemanti Digital, Ltd., which has since ceased operations and been dissolved. The Loan matures on the date that is 12 months following the Effective Date and bears interest at a rate of one percent (1%) per annum. The Loan Agreement contains certain events of default. In the event of a default, at its option, the Lender may consider the Loan immediately due and payable.

53

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

Director Independence

Our Board of Directors is currently composed of one member, Mr. Tan Tran, who does not qualify as an independent director in accordance with the published listing requirements of Nasdaq.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000,000 shares of common stock, par value $0.0001 per share. There are 69,351,709 total shares outstanding as December 5, 2022. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights.

Holders of common stock do not have any preference, preemptive rights or right of subscription to acquire shares of the Company’s authorized, issued, or sold, or to be authorized, issued or sold, or any obligations, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors, in its sole discretion, may determine from time to time.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

Preferred Stock

The Articles of Incorporation also authorizes 50,000,000 shares of preferred stock, par value $0.0001 per share. The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Company’s common stock by restricting dividends on the Company’s common stock, diluting the voting power of the Company’s common stock or subordinating the liquidation rights of the Company’s common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s common stock.

54

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

55

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the years ended December 31, 2021 and December 31, 2020 have been audited by Ramirez Jimenez International CPAs, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

56

VEMANTI GROUP, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020 (AUDITED)

SEPTEMBER 30, 2022 (UNAUDITED)

F-1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Vemanti Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vemanti Group, Inc. and Subsidiary (the “Company”), as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Security and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error fraud and performing procedures that respond to those risks.  Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as the Company’s auditor since 2017

Irvine, California

March 24, 2022

PCAOB ID #820

F-2

Vemanti Group, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$295,937	$243,494
Accounts receivable	4,415	1,224
Digital Asset	6,107	-
Due from Fvndit, Inc	25,142	24,498
Total Current Assets	331,601	269,216

Equipment, net	632	1,373
Other assets	296,405	298,056
TOTAL ASSETS	$628,638	$568,645

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$4,502	$1,077
Accrued expenses	427,293	-
Deferred revenues	-	613
Loan from shareholder	125,000	-
Total Current Liabilities	556,795	1,690
TOTAL LIABILITIES	556,795	1,690

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 70,404,086 and 68,984,086 shares issued and outstanding as of December 31, 2021 and 2020, respectively	7,040	6,898
Additional paid-in capital	3,344,890	2,215,020
Accumulated deficit	(3,284,087)	(1,658,963)
Total stockholders’ equity	71,843	566,955
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$628,638	$568,645

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Operations
	For the Years Ended December 31,
	2021	2020
Sales	$147,950	$162,292
Cost of sales	22,241	36,016
Gross margin	125,709	126,276

Operating expenses:
General and administrative expenses	1,741,885	210,691
Total operating expenses	1,741,885	210,691
Loss from operations	(1,616,176)	(84,415)

Other income (expense):
Other income / (expense)	(1,754)	17,690
Unrealized gain/(loss)	(5,544)	(8,503)
Total other income (expense)	(7,298)	9,187

Loss before provision for income taxes	(1,623,474)	(75,228)

Provision for income taxes	(1,650)	1,648

Net loss	$(1,625,124)	$(76,876)

Loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic	69,697,059	68,984,086
Diluted	69,697,059	68,984,086

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Vemanti Group, Inc. and Subsidiary Consolidated Statements of Stockholders’ Equity

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2019	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,582,087)	$643,831
Net loss	-	-	-	-	-	(76,876)	(76,876)
Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955
Stock issued for professional services	-	-	865,000	87	714,925	-	715,012
Stock issued for cash	-	-	555,000	55	414,945	-	415,000
Net loss	-	-	-	-	-	(1,625,124)	(1,625,124)
Balance, December 31, 2021	40,000,000	$4,000	70,404,086	$7,040	$3,344,890	$(3,284,087)	$71,843

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Vemanti Group, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,625,124)	$(76,876)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	741	741
Unrealized (gain)/loss from investment in Fvndit	1,651	8,503
Impairment of digital assets	3,893	-
Stock-based compensation	1,142,305	-
Changes in assets and liabilities:
Accounts receivable	(3,191)	1,011
Due from Fvndit	(644)	(7,389)
Accounts payable	3,425	163
Accrued expenses	-	(2,078)
Deferred revenues	(613)	613
Net cash used in operating activities	(477,557)	(75,312)

Cash flows from investing activities:
Purchase of digital assets	(10,000)	-
Proceeds from loan repayment by Fvndit	-	200,000
Net cash provided by (used in) investing activities	(10,000)	200,000

Cash flows from financing activities:
Loan from shareholder	125,000	-
Issuance of common stock for cash	415,000	-
Net cash provided by financing activities	540,000	-

Net increase in cash	52,443	124,688

Cash, beginning of the year	243,494	118,806

Cash, end of the year	$295,937	$243,494

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$25
Income taxes	$1,650	$1,665
Supplemental disclosure of non-cash flow investing and financing activities:	-	-
Accrued stock-based compensation	$427,293	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTE 1 - Organization and Basis of Presentation

Organization and Line of Business

Vemanti Group, Inc., (“Vemanti”) was incorporated on April 3, 2014, under the laws of the state of Nevada. VoiceStep Telecom, LLC, a California limited liability company, was formed on January 27, 2005, and originally founded in 2002 (“VoiceStep”). On January 22, 2014, the sole member of VoiceStep exchanged 100% of his membership interest in VoiceStep for 40,000,000 shares of Vemanti’s common stock and 40,000,000 shares of Vemanti’s preferred stock. Vemanti and its wholly owned subsidiary, VoiceStep is hereafter referred to as the “Company.”

The Company is a technology-driven holding company that seeks to be active in high-growth and emerging markets. Its core strengths are in technology development and investment. It drives growth through acquisition and investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products or by starting a new subsidiary of its own. Strategically, it focuses mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and internet of things (IoT).

Currently, through VoiceStep, the Company provides a one-stop resource for IP (Internet Protocol) communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, voice over IP (VoIP) and cloud computing. VoiceStep’s core customer base is largely made up of wholesale International prepaid calling operators. That aspect of its business has eroded drastically due to wide consumer adoption of free messaging apps such as Viber, WhatsApp, Facebook, Facetime, WeChat, etc. Its declined year over year revenues are a result of those wholesale customers slowly exiting the market. It is now focusing mostly on small business customers with better retention.

Management’s Plans

The Company reported net losses in the amount of $1,625,124 and $76,876, in 2021 and 2020, respectively, and used cash in operating activities in the amount of $477,557 and $75,312 in 2021 and 2020, respectively.   As of December 31, 2021, the Company had negative working capital in the amount of approximately $225,194 and total stockholders’ equity of approximately $71,843.  After December 31, 2021, the Company issued 250,000 of common shares at $0.55 per share for $137,500 in cash proceeds.

Due to the global and distributed nature of the workforce, businesses today demands service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (CRM), call center, team and video messaging, and e conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as adding a large team of product and business developers which would require a sizable upfront investment. Currently, the Company simply does not have the capital committed for such development, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector to achieve future revenues and profits, specifically delivering lending and payment services to small and medium enterprises (“SMEs”) in Southeast Asia through partnerships with banks and payment service providers in the region. Management believes it will be able to generate sufficient cash from operating activities to fully operate the Company during 2022 and beyond.

F-7

Risk and Uncertainties

The Company’s operations may be affected by the ongoing outbreak of the coronavirus disease 2019 (Covid-19) which has been declared a pandemic by the World Health Organization in early 2020 and continued throughout 2021 and into 2022. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s consolidated financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment. Currently, the Company is unable to determine the impact that Covid-19 may have.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2021, and December 31, 2020, the Company had no cash equivalents.

Accounts Receivable

The Company regularly reviews its accounts receivable for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivables are written-off when they are deemed uncollectible.

F-8

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2021, and December 31, 2020, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

On January 1, 2019, the Company adopted the accounting standard ASC 606, Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019, using the modified retrospective method. The adoption had no impact to the reported results.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

F-9

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during any periods presented.

F-10

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the consolidated balance sheets for cash and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 1 inputs for its valuation methodology for digital assets by using Coinbase (coinbase.com, in United States Dollars). The digital assets were adjusted to the fair value at each period end, with any decreases in the fair value being recorded as a loss on the consolidated statement of operations.

Recent Authoritative Guidance

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, to remove certain exceptions and improve consistency of application including, among other things, requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The amendments in this update are effective for fiscal years beginning after December 15, 2020. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the amendments in this update during the current year. The adoption did not have a material impact on its consolidated financial position and results of operations.

In October 2020, the FASB issued ASU No. 2020-10 Codification Improvements, to make incremental improvements to generally accepted accounting principles (GAAP) and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The amendments in this update are effective for fiscal years beginning after December 15, 2020. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The Company adopted the amendments in this update during the current year. The adoption of the amendments in this update did not have a material impact on its consolidated financial position and results of operations.

In December 2019, the FASB issued ASU No. 2019-12 Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for the Company as of January 1, 2021. The adoption of the amendments in this update did not have a material impact on the Company consolidated financial position and results of operations.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

F-11

NOTE 3 – Digital Assets

The following represents the change in digital assets:

	December 31, 2021	December 31, 2020
	Cryptocurrencies
Beginning balance	$-	$-
Purchase	10,000	-
Realized gain / (loss)	-	-
Impairment	(3,893)	-
Ending balance	$6,107	$-

The Company does not record fair value gains (losses) associated with its digital assets. Cryptocurrencies are classified as intangible assets, and the Company tests these assets for impairment on an annual basis.

NOTE 4 – Equipment

Equipment at December 31, 2021 and December 31, 2020 consisted of the following:

	December 31, 2021	December 31, 2020
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(48,636)	(47,895)
Equipment, net	$632	$1,373

Depreciation expense was $741 for the years ended December 31, 2021, and 2020.

NOTE 5 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

F-12

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both December 31, 2021, and December 31, 2020, the Company had 40,000,000 shares of preferred stock issued and outstanding. (See Note 1)

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At December 31, 2021, and December 31, 2020, the Company had 70,404,086 and 68,984,086 shares of common stock issued and outstanding, respectively.

During the twelve months ended December 31, 2021, the Company issued 865,000 shares of its common stock with a fair value of $715,012 to consultants for services rendered. The Company also accrued $427,293, in stock-based compensation in 2021 and such amount is included as accrued expenses on the accompanying 2021 consolidated balance sheet.

During the twelve months ended December 31, 2021, the Company issued 555,000 shares of its common stock for cash proceeds of $415,000.

During the twelve months ended December 31, 2020, the Company did not issue any shares of its common stock.

Stock Incentive Plan

On March 25, 2015, the Company adopted a stock incentive plan. This plan allows the Board of Directors to issue up to 5,000,000 shares of common stock to employees, directors, or consultants of the Company or its affiliates under terms determined by the Board of Directors. This plan automatically terminates ten years from its date of adoption.

Time-Based Restricted Stock

Time-based restricted stock units (“RSU”) and restricted stock awards (“RSA”) granted to employees under the 2015 Plan typically vest over 3 to 4 years and are subject to forfeiture if employment terminates prior to the vesting or lapse of the restrictions, as applicable. RSUs are not considered issued or outstanding common stock until they vest. RSAs are considered issued and outstanding on the grant date and are subject to forfeiture if specified vesting conditions are not satisfied.

The following table summarizes the activity related to RSUs and RSAs subject to time-based vesting requirements for the fiscal year ended December 31, 2021:

	RSUs		RSAs
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested as of December 31, 2020	600,000	$0.40	-	$-
Granted	4,260,000	$0.57	-	$-
Vested	(1,647,000)	$0.69	-	$-
Forfeited	(120,000)	$0.63	-	$-
Non-vested as of December 31, 2021	3,093,000	$0.47	-	$-

As of December 31, 2021, there was $ $1,429,455 of remaining unamortized stock-based compensation expense associated with RSUs, which will be expensed over a weighted average remaining service period of approximately 3.2 years.  The 3,093,000 outstanding non-vested and expected to vest RSUs have an aggregate intrinsic value of $2,517,702 and a weighted average remaining contractual term of 3 years.

NOTE 6 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On July 10, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together own 8,500,000 shares or 20.99% of total Fvndit outstanding shares.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together own 19.77% of total Fvndit outstanding shares.

F-13

This investment is accounted for under the cost method of accounting since March 16, 2021. As of December 31, 2021, this investment had a balance of $296,405 and is reflected in other assets on the accompanying consolidated balance sheets.

NOTE 7 – Loan to Fvndit, Inc. (formerly Directus Holdings, Inc.)

Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan is 10.5% payable monthly to Vemanti. On August 12, 2019, Fvndit drew down the full $200,000. The entire loan was subsequently repaid in full in 2020.

NOTE 8 – Income Taxes

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31, 2021, and 2020 is as follows:

	2021		2020
	Amount	Percent	Amount	Percent

Federal statutory rates	$(340,930)	21.0%	$(15,798)	21.0%
State income taxes	1,650	8.8%	(6,620)	8.8%
Permanent differences	1,256	21.00%	946	21.00%
Valuation allowance	339,674	-29.72%	21,472	-28.54%
Effective rate	$1,650	0.0%	$-	0.0%

As of December 31, 2021, and 2020, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2021, and 2020. The 2018 to 2021 tax years are still subject to federal audit. The 2017 to 2021 tax years are still subject to state audit.

The Company had $2,679,077 and $1,132,304 of net operating loss carryforwards available as of December 31, 2021, and 2020, respectively, for Federal and state tax purposes. The federal net operating loss carryforward does not expire while the state net operating losses expire in various years through 2041.

NOTE 9 – Related Party Transactions

Since 2019, The Company has paid for some administrative expenses on behalf of Fvndit. The balance of those payments was $25,142 for the year ended December 31, 2021, and $24,498 for the year ended December 31, 2020, and are recorded as Due from Fvndit, Inc. on the accompanying consolidated balance sheets. From October 2018 through March 2021, Tan Tran served as an Officer and Director of Fvndit.

VoiceStep pays a member of the CEO’s family for technical services. The total of those payments was $53,500 in 2021, and $40,000 in 2020.

F-14

The Company pays the CEO for professional services and health insurance premiums for his family. The total of those professional payments were $0 in 2021, and $40,000 in 2020. The total of health insurance premium payments were $15,364 in 2021 and $17,344 for 2020. Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations.

On August 6, 2021, the Company borrowed $125,000 from the CEO. The loan will mature and become payable 12 months from the date of signing. Interest at the rate of 1% will be accrued on the outstanding balance.

NOTE 10 – Subsequent Events

The Company has evaluated subsequent events through March 24, 2022, the date on which the accompanying consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2021, that require recognition or disclosure in the consolidated financial statements except as follows:

From January 1, 2022, to March 2, 2022, the Board authorized the issuance of 484,214 common shares in exchange for consulting services rendered to the Company.

On February 1, 2022, the Company issued 250,000 shares of common stock at $0.55 per share for $137,500 cash proceeds.

On March 1, 2022, a resolution was approved by the Board of Directors to dissolve Vemanti Digital Ltd., a company incorporated on June 9, 2021, by Vemanti Group, Inc.

On March 15, 2022, the Company entered into an Equity Commitment Agreement (“the Agreement”) for $200,000 whereby it will issue 381,530 shares of common stock and a warrant allowing the investor to purchase up to $2,000,000 in common stock under the terms described in the Agreement up until its expiration on April 15, 2024.

F-15

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$318,485	$295,937
Accounts receivable	12,878	4,415
Prepaid expenses	233,905	-
Due from Fvndit, Inc.	-	25,142
Digital assets	-	6,107
Total current assets	565,268	331,601

Equipment, net	76	632
Intangible assets, net	313,508	-
Other assets	-	296,405
TOTAL ASSETS	$878,852	$628,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,973	$4,502
Accrued expenses	442,402	427,293
Loan from stockholder	125,000	125,000
Total current liabilities	576,375	556,795

TOTAL LIABILITIES	576,375	556,795

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 69,169,858 and 70,404,086 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	6,917	7,040
Additional paid-in capital	4,353,558	3,344,890
Accumulated deficit	(4,061,998)	(3,284,087)
Total stockholders’ equity	302,477	71,843

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$878,852	$628,638

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-16

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Sales	$35,099	$37,112	$108,880	$111,039
Cost of sales	5,229	5,804	17,402	16,256
Gross margin	29,870	31,308	91,478	94,783

Operating expenses:
General and administrative expenses	239,870	607,207	862,644	1,177,954
Total operating expenses	239,870	607,207	862,644	1,177,954
Loss from operations	(210,000)	(575,899)	(771,166)	(1,083,171)

Other income (expense):
Other income	1,062	-	2,103	-
Other expense	(185)	-	(556)	(1,750)
Goodwill amortization	(8,039)	-	(8,039)	-
Interest expense	(19)	-	(32)	-
Impairment of digital assets	-	(1,068)	-	(3,893)
Loss on sale of digital assets	-	-	(221)
Unrealized loss	-	-	-	(1,651)
Total other income (expense)	(7,181)	(1,068)	(6,745)	(7,294)

Loss before provision for income taxes	(217,181)	(576,967)	(777,911)	(1,090,465)

Provision for income taxes	-	820	-	1,620

Net loss	$(217,181)	$(577,787)	$(777,911)	$(1,092,085)

Loss per share:
Basic	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted average shares outstanding:
Basic	69,179,880	69,844,086	70,617,169	69,513,976
Diluted	69,179,880	69,944,086	70,617,169	69,513,976

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-17

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

Three months ending March 31, 2022, June 30, 2022, and September 30, 2022	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	40,000,000	$4,000	70,404,086	$7,040	$3,344,890	$(3,284,087)	$71,843
Stock issued for cash	-	-	631,530	63	337,437	-	337,500
Stock issued for professional services	-	-	484,214	48	336,342	-	336,390
Net loss	-	-	-	-	-	(296,435)	(296,435)
Balance, March 31, 2022	40,000,000	$4,000	71,519,830	$7,151	$4,018,669	$(3,580,522)	$449,298

Stock issued for professional services	-	-	184,174	19	92,171	-	92,190
Net loss	-	-	-	-	-	(264,295)	(264,295)
Balance, June 30, 2022	40,000,000	$4,000	71,704,004	$7,170	$4,110,840	$(3,844,817)	$277,193

Stock issued for professional services			555,854	56	242,409		242,465
Stock cancelled	-	-	(3,090,000)	(309)	309	-	-
Net loss	-	-	-	-	-	(217,181)	(217,181)
Balance, September 30, 2022	40,000,000	$4,000	69,169,858	$6,917	$4,353,558	$(4,061,998)	$302,477

F-18

 VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

Three months ending March 31, 2021, June 30, 2021, and September 30, 2021	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955
Stock issued for cash	-	-	380,000	38	264,962	-	265,000
Net loss	-	-	-	-	-	(69,967)	(69,967)
Balance, March 31, 2021	40,000,000	$4,000	69,364,086	$6,936	$2,479,982	$(1,728,930)	$761,988

Stock issued for cash	-	-	175,000	18	148,982	-	150,000
Stock issued for professional services	-	-	150,000	15	151,485	-	151,500
Net loss	-	-				(444,331)	(444,331)
Balance, June 30, 2021	40,000,000	$4,000	69,689,086	$6,969	$2,781,449	$(2,173,261)	$619,157

Stock issued for professional services	-	-	225,000	22	156,353	-	156,375
Net loss	-	-				(577,787)	(577,787)
Balance, September 30, 2021	40,000,000	$4,000	69,914,086	$6,991	$2,937,802	$(2,751,048)	$197,745

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-19

VEMANTI GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(777,911)	$(1,092,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss from investment in Fvndit	-	1,651
Impairment of digital asset	-	3,893
Amortization of intangible assets	8,039	-
Depreciation	556	556
Loss on sale of digital assets	221	-
Stock-based compensation	686,154	307,875

Changes in assets and liabilities:
Accounts receivable	(8,463)	115
Due from Fvndit	-	(644)
Prepaid expenses	(233,905)	-
Accounts payable	4,471	13,263
Other current assets	-	(644)
Accrued expenses	-	420,300
Deferred revenues	-	(613)
Net cash used in operating activities	(320,838)	(345,689)

Cash flows from investing activities:
Sale (purchase) of digital assets	5,886	(10,000)
Net cash provided by (used in) investing activities	5,886	(10,000)

Cash flows from financing activities:
Loan from stockholder	-	125,000
Issuance of common stock for cash	337,500	415,000
Net cash provided by financing activities	337,500	540,000

Net increase in cash	22,548	184,311

Cash, beginning of the period	295,937	243,494
Cash, end of the period	$318,485	$427,805

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$32	$-
Income tax	$-	$1,620

Supplemental disclosure of non-cash flow investing and financing activities:
Exchange of Due from Fvndit for intangible assets	$25,142	$-
Receipt of intangible assets for assets	$321,547	$-
Exchange of other assets for intangible assets	$296,405	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-20

VEMANTI GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 - Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in our Registration Statement on Form S-1, which we filed with the Securities and Exchange Commission (“SEC”) on May 3, 2022, and notes thereto. In preparing these unaudited condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates and assumptions included in the Company’s unaudited condensed consolidated financial statements relate to allowances for doubtful accounts, valuation allowance for deferred income taxes and recoverability of other assets and intangible assets.

Reclassification

Certain amounts reported in the prior year condensed consolidated financial statements have been reclassified to conform to the current year’s presentation.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, VoiceStep and Vemanti Digital. All significant intercompany transactions and balances have been eliminated. On March 1, 2022, a resolution was approved by the Board of Directors to dissolve Vemanti Digital Ltd. On April 28, 2022, Vemanti Digital was formally dissolved.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, allowances for doubtful accounts, valuation allowance for deferred income taxes and recoverability of other assets and intangible assets. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of September 30, 2022, and December 31, 2021, the Company had no cash equivalents.

Accounts Receivables

The Company regularly reviews its accounts receivables for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

F-21

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivables are written-off when they are deemed uncollectible.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.  Based on its review at September 30, 2022, and December 31, 2021, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

F-22

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the condensed consolidated statements of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and consultants. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings (loss) per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during all periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, ”Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-23

For certain financial instruments, the carrying amounts reported in the balance sheets for cash, investments, and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. It is not practicable to estimate the fair value of the loan from stockholder due to its related party nature. At September 30, 2022 and December 31, 2021, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

Recent Authoritative Guidance

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition., and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for reporting periods beginning after December 15, 2021.  This guidance was adopted on January 1, 2022, and at September 30, 2022, there is no material impact on the Company’s consolidated financial statement and disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options – a Consensus of the FASB Emerging Issues Task Force. There has been diversity in accounting for modifications of equity-classified warrants due to a lack of explicit guidance in the Codification. Some entities recognize an expense, while other record a dividend for an economically similar warrant modification. The FASB issued the ASU to reduce this diversity and establish a principles-based recognition framework according to the substance of the modification transaction. ASU 2021-04 is effective for reporting periods beginning after December 15, 2021, and interim period within those fiscal years.  This guidance was adopted on January 1, 2022, and at September 30, 2022, there is no material impact on the Company’s consolidated financial statement and disclosures.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 2 – Digital Assets

The following represents the change in digital assets:

	September 30, 2022	December 31, 2021
Cryptocurrencies
Beginning balance	$6,107	$-
Purchase (sale) of cryptocurrencies	(6,107)	10,000
Impairment	-	(3,893)
Ending balance	$-	$6,107

The Company did not record fair value gains (losses) associated with its digital assets. Cryptocurrencies were classified as intangible assets, and the Company continuously tested these assets for impairment.

F-24

NOTE 3 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Equity Commitment Agreement

On March 11, 2022, the Company entered into an Equity Investment Agreement (the “Equity Agreement”) with Alpha Sigma Capital Fund, LP (“Alpha Sigma Capital” or “Alpha”). The Equity Agreement outlines an investment structure of up to $2M from Alpha into the Company, allowing the Company to immediately accelerate its business initiatives with PVcomBank under its 10-year partnership agreement. On March 15, 2022, the Company received a Put Notice under this Equity Agreement of $200,000 from Alpha for which it issued 381,530 shares of common stock and a warrant allowing the investor to purchase up to $200,000 in common stock until its expiration under the terms described in the Equity Agreement.

On August 24, 2022, the Company engaged Network 1 Financial Securities, Inc. to act as its exclusive financial advisor on a capital raise of up to twenty million ($20,000,000) and its up list to the NASDAQ or NYSE.  As part of the agreement, the Company will pay a non-refundable equity fee (the “Advisory Fee”) of seven hundred and fifty thousand shares (750,000) shares of common stock of the Company deliverable at the time of signing this engagement agreement and two hundred and fifty thousand (250,000) shares of common stock of the Company deliverable ninety (90) days after signing the engagement agreement.  As an additional compensation for Network 1’s services, the Company shall issue Network 1 at each closing, cashless warrants the number of shares of common stock of the Company equal to eight percent (8.0%) of the aggregate number of shares of common stock sold in each placement.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both September 30, 2022, and December 31, 2021, the Company had 40,000,000 shares of preferred stock issued and outstanding.

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At September 30, 2022, and December 31, 2021, the Company had 69,169,858 shares and 70,404,086 shares of common stock issued and outstanding, respectively.

During the nine months ended September 30, 2022, the Company issued 631,530 shares of its common stock for cash of $337,500, and 1,224,242 shares of its common stock valued at $671,045 to consultants in exchange for professional services.

F-25

On July 11, 2022, the Company reached a legal settlement with Messrs. Chenyuan Anthony Chen and Ang Hu regarding to the issuance of consulting shares as compensation for certain consulting services to be performed by the defendants.  The Defendants agreed to have 3,090,000 of the Consulting Shares returned to the Company and the Company cancelled those shares.

Stock Incentive Plan

On March 25, 2015, the Company adopted a stock incentive plan. This plan allows the Board of Directors to issue up to 5,000,000 shares of common stock to employees, directors, or consultants of the Company or its affiliates under terms determined by the Board of Directors. This plan automatically terminates ten years from its date of adoption. As of the date of this report, no stock has been issued under this plan.

Time-Based Restricted Stock

Time-based restricted stock units (“RSU”) and restricted stock awards (“RSA”) granted to employees under the 2015 Plan typically vest over 3 to 4 years and are subject to forfeiture if employment terminates prior to the vesting or lapse of the restrictions, as applicable. RSUs are not considered issued or outstanding common stock until they vest. RSAs are considered issued and outstanding on the grant date and are subject to forfeiture if specified vesting conditions are not satisfied.

There are no issued or outstanding RSAs.  The following table summarizes the activity related to RSUs subject to time-based vesting requirements for the periods ended September 30, 2022 and 2021:

	As of September 30, 2022		As of September 30, 2021
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested, as of December 31, 2021, and 2020	3,093,000	$0.47	600,000	$0.40
Granted	1,405,000	$0.47	3,960,000	$0.52
Vested	(1,795,000)	$0.48	(562,000)	$0.50
Forfeited	(365,000)	$0.71	-	$0.00
Non-vested as of September 30, 2022, and 2021	2,338,000	$0.43	3,998,000	$0.50

As of September 30, 2022, there was $1,462,555 of remaining unamortized stock-based compensation expense associated with RSUs, which will be recognized over a weighted average remaining service period of approximately 2 years.  The 2,338,000 outstanding non-vested and expected to vest RSUs have an aggregate intrinsic value of $450,065 and a weighted average remaining contractual term of 1.57 years.

NOTE 4 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

F-26

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together held 19.77% of total Fvndit outstanding shares. This investment had been accounted for under the cost method of accounting since March 16, 2021.

On June 16, 2022, pursuant to the terms of a stock purchase agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock currently owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company. As a result of the sale, the Company no longer owns any shares of Fvndit (see note 5).

As of September 30, 2022, and December 31, 2021, this investment had a balance of $0 and $296,405, respectively, and is reflected in other assets on the accompanying condensed consolidated balance sheets.

NOTE 5 – Intangible Assets

On June 16, 2022, pursuant to the terms of a stock purchase agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock currently owned by the Company and certain accounts receivable that were due from Fvndit to the Company.  As consideration for the sale of the shares and the accounts receivable to Fvndit, the Company acquired all rights to certain proprietary information and copyrights associated with Fvndit’s online investment marketplace business in Vietnam, the right to the name Fvndit, ownership of the “fvndit.com” domain name, and certain information related to Fvndit’s customers.

The change in the intangible assets has been summarized under the following table for the nine months period ended September 30, 2022:

Intangible Assets	September 30, 2022	December 31, 2021

Beginning balance	$-	$-
Acquired intangible assets:
Proprietary Information	321,547	-
Impairment	-
Amortization	(8,039)
Ending balance	$313,508	$-

The proprietary information has a useful life of 10 years and is amortized accordingly.

NOTE 6 – Related Party Transactions

The Company pays the health insurance premiums for the CEO and his family. The total of those health insurance premium payments was $15,364 in 2021. For the three and nine months ended September 30, 2022, the totals of those health insurance premiums were $ 3,842 and $12,538, respectively.  Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations.  No other payments were made to the CEO in 2021 or for the nine months ended September 30, 2022.

The Company pays a member of the CEO’s family for technical services. The total of those payments was $53,500 in 2021. For the three and nine months ended September 30, 2022, the totals of those payments were $15,395 and $45,922, respectively. Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations.

F-27

On August 6, 2021, the Company borrowed $125,000 from the CEO. The loan will mature and become payable 12 months from the date of signing. Interest at the rate of 1% will be accrued on the outstanding balance. As of August 5, 2022, this loan’s maturity date was extended to August 5, 2023.

NOTE 7 – Commitments and Contingencies

Legal Proceedings

On June 29, 2021, the Company filed a complaint against Messrs. Chenyuan Anthony Chen and Ang Hu (the “Defendants”) in the Superior Court of the State of California, County of Orange (the “Complaint”). Pursuant to a Consulting Agreement dated April 1, 2019, by and among the Company and the Defendants (the “Consulting Agreement”), the Company issued to the Defendants 3,250,000 shares of the Company’s common stock (the “Consulting Shares”) as compensation for certain consulting services to be performed by the Defendants. Pursuant to the Complaint, the Company alleges that the Defendants breached the Consulting Agreement by failing to perform such consulting services and thereby seeks injunctive relief to restrain Defendants from sales of the Consulting Shares, the cancellation of the Consulting Shares, and compensatory damages and legal fees.  On July 11, 2022, the Company reached a legal settlement with the Defendants to have 3,090,000 of the Consulting Shares returned to the Company. The Consulting Shares have been cancelled as of September 29, 2022.

NOTE 8 – Subsequent Events

The Company has evaluated subsequent events through November 14, 2022, the date on which the accompanying condensed consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since September 30, 2022, that require recognition or disclosure in the consolidated financial statements except as follows:

On October 20, 2022, the Board authorized the issuance of 181,851 common shares in exchange for consulting services rendered to the Company.

On November 7, 2022, the Company entered into an equity financing agreement (the “Equity Financing Agreement”), dated as of October 25, 2022, with Jefferson Street Capital LLC (“Jefferson”), a New Jersey limited liability company. Pursuant to the Equity Financing Agreement, Jefferson agreed to purchase up to $10 million shares of the Company’s common stock, par value $0.0001 per share, over the course of twenty-four (24) months following the effectiveness of the Company’s registration statement (the “Effective Date”) registering such shares. Concurrently with the execution and delivery of the Equity Financing Agreement, the Company and Jefferson entered into a registration rights agreement, pursuant to which the Company agreed to use commercially reasonable best efforts to file a registration statement with the SEC registering the shares issued pursuant to the Equity Financing Agreement no later than 30 calendar days and have it declared effective no more than 90 calendar days after the filing.

F-28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the registrant, in connection with the sale of Common Stock being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC Registration fee	$1,653.00
Legal fees and expenses	30,000
Accountant’s fees and expenses	6,312.50
Miscellaneous	-
Total	37.965.50

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

Between January 23, 2018 and June 11, 2021, the Company issued 4,881,086 shares of common stock in consideration of $1,138,100. Each purchaser of the Company’s securities is an accredited investor as defined under Rule 501 of Regulation D of the Act.

57

On March 29, 2019, the Company issued 300,000 shares of common stock to Dennis Gumm, an individual, as payment for his consulting services to the Company.

On April 1, 2019, the Company issued 3,250,000 shares of common stock to the Chenyuan Anthony Chen, an individual, as payment for his consulting services to the Company.

On July 30, 2021 the Company issued 225,000 shares of its common stock to three consultants in exchange for their professional services.

Between January 29, 2021 and June 11, 2021, the Company issued 555,000 shares of common stock in consideration of $415,000. Each purchaser of the Company’s securities is an accredited investor as defined under Rule 501 of Regulation D of the Act.

From January 1, 2021 to December 31, 2021, the Company issued 865,000 shares of common stock to several consultants as payment for consulting services to the Company.

From January 1, 2022, to March 2, 2022, the Board authorized the issuance of 484,214 common shares in exchange for consulting services rendered to the Company.

On February 1, 2022, the Company issued 250,000 shares of common stock at $0.55 per share for $137,500 cash proceeds.

On March 15, 2022, the Company entered into an Equity Commitment Agreement (“the Agreement”) for $200,000 whereby it will issue 381,530 shares of common stock and a warrant allowing the investor to purchase up to $2,000,000 in common stock under the terms described in the Agreement up until its expiration on April 15, 2024.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering. The foregoing issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit Number	Description of Document

3.1**	Articles of Incorporation of VoiceStep Telecom, LLC dated January 27, 2005.

3.2**	Articles of Incorporation of the Company dated April 3, 2014.

3.4**	Certificate of Amendment to the Articles of Incorporation of the Company dated May 1, 2014.

3.5**	Bylaws of the Company.

5.1*	Opinion of The Crone Law Group, P.C.

58

10.1**	Membership Interest Purchase Agreement between Mark Wehberg and Tan Tran dated January 22, 2014.

10.2**	Contribution Agreement between the Company and Tan Tran dated April 3, 2014.

10.3**	Note Agreement between the Company and Chopp, Inc. dated July 17, 2018.

10.4**	Note Cancellation Agreement between the Company and Chopp. Inc. dated June 27, 2019.

10.5**	Definitive Agreement between the Company, eLoan Joint Stock Company, eLoan Qualified Shareholders, eLoan Holdings Vietnam Joint Stock Company and Directus Holdings, Inc. dated July 10, 2018.

10.6**	Investment Agreement (short form) between the Company, eLoan Joint Stock Company and the eLoan Qualified Shareholders dated January 26, 2018.

10.7**	Loan Agreement between the Company and Fvndit, Inc. dated August 9, 2019.

10.8**	Form of VoiceStep Business Communications Service Agreement.

10.9***	Loan Agreement between the Company and Mr. Tan Tran dated August 6, 2021.

10.10*	Digital Banking Platform Agreement between the Company and Vietnam Public Joint Stock Commercial Bank dated March 14, 2022.

10.11****	Stock Purchase Agreement, dated June 16, 2022, by and between Vemanti Group, Inc., and Fvndit, Inc.

10.12*****	Equity Financing Agreement, dated October 25, 2022, by and between Vemanti Group Inc., and Jefferson Street Capital (previously filed)

10.13*****	Registration Rights Agreement, dated October 25, 2022, by and between Vemanti Group Inc., and Jefferson Street Capital (previously filed)

21.1*	List of subsidiaries of the Company

23.1*	Consent of Ramirez Jimenez International CPAs

23.2*	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)

107.1*	Calculation of Registration Fee

101.ins	Instance Document
101.sch	XBRL Taxonomy Schema Document
101.cal	XBRL Taxonomy Calculation Linkbase Document
101.def	XBRL Taxonomy Definition Linkbase Document
101.lab	XBRL Taxonomy Label Linkbase Document
101.pre	XBRL Taxonomy Presentation Linkbase Document

* filed herewith

** Included as an exhibit to our Form 10 filed with the SEC on April 9, 2021.

***Included as an exhibit to our Form 8-K filed with the SEC on August 12, 2021.

****Included as an exhibit to our Form 8-K filed with the SEC on June 17, 2022.

*****Included as an exhibit to our Form 8-K filed with the SEC on November 9, 2022.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because they are not applicable or the information is included in the registrant’s consolidated financial statements or related notes.

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized in the City of Irvine, State of California on December 7, 2022.

VEMANTI GROUP INC.

Date: December 7, 2022	By:	/s/ Tan Tran
Tan Tran
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tan Tran	Chairman, President and Chief Executive Officer	December 7, 2022
Tan Tran	(Principal Executive Officer)

/s/ Stephen R. Jones	Chief Financial Officer	December 7, 2022
Stephen R. Jones.	(Principal Financial and Accounting Officer)

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